Exhibit 4.3

BCPE EAGLE HOLDINGS INC.

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is made as of March 16, 2017 (the “Effective Date”), by and among (i) BCPE Eagle Holdings Inc., a Delaware corporation (the “Company”), (ii) each of the Sponsors listed on the Schedule of Sponsors attached hereto, as such schedule may be updated from time to time in accordance with the terms of this Agreement, (iii) each of the executives listed on the Schedule of Executives attached hereto, as such schedule may be updated from time to time in accordance with the terms of this Agreement (the “Executives”) and (iv) each Person listed on the Schedule of Other Investors attached hereto, as such schedule may be updated from time to time in accordance with the terms of this Agreement (collectively, the “Other Investors”). The Sponsors, the Executives and the Other Investors are collectively referred to as the “Stockholders” and each individually as a “Stockholder.” Except as otherwise specified herein, all capitalized terms used herein are defined in Section 1.

WHEREAS, on the date hereof and immediately following the Effective Time (as defined in the Merger Agreement) and prior to entering into this Agreement, and as contemplated and permitted by the Merger Agreement, the Company and certain of its direct and indirect Stockholders who, prior to the date hereof, directly or indirectly held interests in PSA Healthcare Holding, engaged in certain reorganization transactions in an effort to bolster the status of the Whitney Sponsors’ investments in the Company as qualifying “venture capital operating company” investments (the “PSA Reorganization”).

The Company and the Stockholders desire to enter into this Agreement for the purposes, among others, of (i) establishing the composition of the Company’s board of directors (the “Board”) and (ii) limiting the manner and terms by which Stockholder Shares may be transferred.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.    Definitions. Unless otherwise defined elsewhere in this Agreement, capitalized terms contained herein have the meanings set forth below.

“2.5x Liquidity Sale” means a Sale of the Company initiated by a Principal Sponsor pursuant to Section 7(b)(ii) that would result upon the consummation of such sale in a Total Equity Return Multiple of at least 2.5.

“2.5x Liquidity Sale Request” has the meaning set forth in Section 7(b)(ii).

“3.0x Liquidity Sale” means a Sale of the Company initiated by a Principal Sponsor pursuant to Section 7(b)(i) that would result upon the consummation of such sale in a Total Equity Return Multiple of at least 3.0.

“3.0x Liquidity Sale Request” has the meaning set forth in Section 7(b)(i).

“Acquired Shares” has the meaning set forth in Section 13.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its subsidiaries shall not be deemed to be Affiliates of any Stockholder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Agreement” has the meaning set forth in the preamble.

“Approved Sale” has the meaning set forth in Section 5(a).

“Available Shares” has the meaning set forth in Section 9(c).

“Bain Directors” has the meaning set forth in Section 2(a)(ii)(A).

“Bain Employee Director” has the meaning set forth in Section 2(a)(ii)(A).

“Bain Initial Investment” means $352,900,000.

“Bain Independent Director” has the meaning set forth in Section 2(a)(ii)(A).

“Bain Sponsors” means Bain Capital Fund XI, L.P., BCIP Associates IV (US), L.P., BCIP Associates IV-B (US), L.P., BCIP T Associates IV (US), L.P., BCIP T Associates IV-B (US), L.P., Randolph Street Investment Partners, L.P. – 2016 DIF, Squam Lake Investors XI, L.P., Bain & Company, Inc., Wayne DeVeydt and each of their Permitted Transferees that acquires Stockholder Shares and becomes a Stockholder hereunder and each of their Affiliates that acquires Stockholder Shares and becomes a Sponsor hereunder in accordance with the terms hereof. Unless otherwise agreed by the holder(s) of a majority of the Stockholder Shares collectively held by the Bain Sponsors, any consent, approval, election or action taken or contemplated to be taken by the Bain Sponsors pursuant to this Agreement shall be taken by the holder(s) of a majority of the Stockholder Shares collectively held by the Bain Sponsors at such time.

“Bain XI VCOC” has the meaning set forth in Section 2(a)(ii)(A).

“Bain XI VCOC Director” has the meaning set forth in Section 2(a)(ii)(A).

“Board” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which the Company’s chief executive office is located or in New York, New York.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, and/or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights or options to purchase any of the foregoing.

“CEO Director” has the meaning set forth in Section 2(a)(ii)(C).

“Certificate of Incorporation” means that certain Amended and Restated Certificate of Incorporation of the Company, dated as of the Effective Date, as amended from time to time in accordance with its terms and the terms of this Agreement.

“Common Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and the Company’s Class B Common Stock, par value $0.01 per share.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Capital Stock” means the Company’s Capital Stock.

“Company Loss” has the meaning set forth in Section 5(a).

“Company Reps” has the meaning set forth in Section 5(a).

“Company Repurchase” means the repurchase of shares of Company Capital Stock by the Company from any officer, director, employee, consultant or other service provider of the Company and/or its subsidiaries upon the termination of employment or service or other event pursuant to Section 9 or pursuant to the terms of any approved equity incentive plan or any grant agreement thereunder.

“Competitor” means any Person that the Board in good faith determines is a competitor; provided that a financial sponsor who does not have a portfolio company involved in the same or similar business to the Company shall not be a competitor.

“Confidential Information” means confidential and proprietary information and trade secrets of the Company and its subsidiaries; provided, however, that the term “Confidential Information” does not include information that (i) is already in a Person’s possession, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy to any Person, (ii) is or becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by a party or a party’s representatives in violation of this Agreement or another confidentiality agreement with or obligation of secrecy to any Person or (iii) is or become available to a party on a non-confidential basis from a source other than any of the parties hereto or any of their respective representatives; provided, that such source is not known by such party to be bound by a confidentiality agreement with or other obligation of secrecy to any Person.

“Coordination Committee” has the meaning set forth in Section 14(b).

“Coordination Period” shall mean the first 2 years following the consummation of the IPO.

“Credit Facilities” means (i) that certain First Lien Credit Agreement, dated as of March 16, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among BCPE Eagle Intermediate Holdings, LLC, a Delaware limited liability company, BCPE Eagle Buyer LLC, a Delaware limited liability company, the lending institutions from time to time party thereto, Barclays Bank PLC, as the Administrative Agent, the Collateral Agent, a Letter of Credit Issuer and a Lender and (ii) that certain Second Lien Credit Agreement, dated as of March 16, 2017 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time), among BCPE Eagle Intermediate Holding, LLC, a Delaware limited liability company, BCPE Eagle Buyer LLC, a Delaware limited liability company, the Lenders from time to time party thereto and Royal Bank of Canada, as the Administrative Agent and the Collateral Agent, and the other parties party thereto.

“Director Indemnification Agreements” has the meaning set forth in Section 2(d)(ii).

“Effective Date” has the meaning set forth in the preamble of this Agreement.

“Excess Amount” has the meaning set forth in Section 5(a).

“Executives” has the meaning set forth in the preamble to this Agreement and means those officers, executives and employees of, and other service providers to, the Company and its subsidiaries who acquire or are granted shares of the Company’s Common Stock and become a party to this Agreement.

“Executive Chairman Director” has the meaning set forth in Section 2(a)(ii)(D).

“Exempt Transfers” has the meaning set forth in Section 4(a)(ii).

“Fair Market Value” of any asset, property or equity interest means the value of such asset, property or equity interest as determined by the Board in good faith.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole record and beneficial owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and (v) any retirement plan for such individual.

“Holder Reps” has the meaning set forth in Section 5(a).

“Independent Director” has the meaning set forth in Section 2(a)(ii)(E).

“Independent Third Party” means any Person that, immediately prior to the contemplated transaction, (i) does not own in excess of 10% of the voting Company Capital Stock on a fully-diluted basis (a “10% Owner”), and (ii) is not an Affiliate of or acting in concert with a 10% Owner and (iii) is not part of the Family Group of a 10% Owner.

“Initial Sponsor Investment” means the sum of (i) the Bain Initial Investment and (ii) the Whitney Initial Investment.

“Initiating Party” has the meaning set forth in Section 5(a).

“IPO” means an initial underwritten Public Offering consummated by the Company that results in the shares of Common Stock that are sold in such Public Offering being listed on (i) the New York Stock Exchange or the NASDAQ Stock Market or (ii) such other securities exchange as may be agreed by each of the Sponsors.

“Issuance Closing” has the meaning set forth in Section 6(c).

“Issuance Notice” has the meaning set forth in Section 6(b).

“Joinder” has the meaning set forth in Section 13.

“Liquidity IPO” means an IPO initiated by a Principal Sponsor pursuant to Section 7(a) that would price at or above the Qualifying IPO Price; provided that, if at any time prior to the consummation of such IPO, the managing underwriter reasonably determines that such IPO would not reasonably be expected to price at or above the Qualifying IPO Price, such IPO shall not be considered a Liquidity IPO and may not continue to be independently pursued or consummated pursuant to Section 7(a).

“Liquidity IPO Request” has the meaning set forth in Section 7(a).

“Liquidity Sale” means a 2.5x Liquidity Sale or a 3.0x Liquidity Sale.

“Major Sponsor” means a Sponsor whose Ownership Percentage is at least 25% of such Sponsor’s Original Ownership Percentage. Any consent, approval, election or action taken or contemplated to be taken by the “Major Sponsors” or “each of the Major Sponsors” pursuant to this Agreement shall require the approval of each of (i) the Bain Sponsors and (ii) the Whitney Sponsors (unless and until either or both have ceased to be a Major Sponsor pursuant to the preceding sentence).

“Management Agreement” means that certain Management Agreement, dated as of the date hereof, by and among the Company, Bain Capital Private Equity, L.P. and J.H. Whitney Capital Partners, LLC.

“Material Holder” means (x) each Stockholder who holds at least 5% of the issued and outstanding shares of voting Company Capital Stock on a fully diluted basis; provided, that for purposes of this definition, (i) the entities comprising the Bain Sponsors shall be aggregated for purposes of determining whether the Bain Sponsors collectively constitute a Material Holder and (ii) the entities comprising the Whitney Sponsors shall be aggregated for purposes of determining whether the Whitney Sponsors collectively constitute a Material Holder and (y) solely for purposes of Section 6, in addition to the Persons set forth in clause (x), the Specified Executives.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 23, 2016, by and among PSA Healthcare Intermediate Holding Inc., a Delaware corporation, BCPE Eagle Buyer LLC, a Delaware limited liability company, BCPE Eagle Merger Sub Inc., a Delaware corporation, PSA Healthcare Holding and the Company.

“Negotiation Period” has the meaning set forth in Section 4(b).

“New Securities” means any Capital Stock, convertible debt or convertible debt securities of the Company or any of its subsidiaries, whether or not presently authorized, any rights, options and warrants to purchase any such Capital Stock, convertible debt or convertible debt securities, and any securities of any type whatsoever which are, or may become, convertible or exchangeable into such Capital Stock, convertible debt or convertible debt securities; provided that the term “New Securities” shall not include: (i) securities offered to the public pursuant to a registration statement filed by the Company under the Securities Act; (ii) securities issued by the Company or any of its subsidiaries to a third party who is not an Affiliate of any Stockholder as consideration for the acquisition of assets or securities of another business or Person, (iii) in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, in the case of convertible or exchangeable securities, the securities issued or issuable upon the conversion or exchange thereof; (iv) securities issued to directors or employees of or consultants or other service providers to the Company or any of its subsidiaries pursuant to any equity incentive plan, stock option plan, employee stock purchase plan, restricted stock plan or other employee stock plan or agreement or otherwise, in each case approved by each of the Sponsors and, in the case of rights, options or warrants, the securities issued or issuable upon exercise thereof and, in the case of convertible or exchangeable securities, the securities issued or issuable upon the conversion or exchange thereof; (v) securities issued as a result of any stock split, stock dividend, capital reorganization, recapitalization or reclassification of the Company’s Capital Stock, distributable on a pro rata basis to all holders of the applicable class of the Company’s Capital Stock; or (vi) securities issued pursuant to and in accordance with Section 6 of this Agreement.

“Offer Notice” has the meaning set forth in Section 4(b).

“Offered Amount” has the meaning set forth in Section 4(b).

“Offeree Sponsor” has the meaning set forth in Section 4(b).

“Original Cost” of any Stockholder Share means the price paid therefor (as proportionally adjusted for all stock splits, dividends, and other recapitalizations or similar adjustments affecting such Stockholder Share subsequent to any such purchase), if any.

“Original Ownership Percentage” means a Stockholder’s Ownership Percentage as of the Effective Date; provided that, for purposes of calculating a Sponsor’s Original Ownership Percentage for purposes of this Agreement, any adjustment to the Merger Consideration (as defined in the Merger Agreement) pursuant to the Merger Agreement, whether based on an adjustment in net working capital, indebtedness, transaction expenses, cash, in respect of a claim for indemnification or otherwise, shall modify such Sponsor’s Original Ownership Percentage retroactively to the date of this Agreement for purposes of such calculation.

“Other Investors” has the meaning set forth in the preamble to this Agreement.

“Other Stockholder” has the meaning set forth in Section 2(f).

“Ownership Percentage” means, at such specified time, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate number of shares of Company Capital Stock owned by such Stockholder and its Affiliates and (ii) the denominator of which is the aggregate number of shares of Company Capital Stock owned by all Stockholders.

“Permitted Transferees” means (i) with respect to Transfers by any Sponsor, to (x) any private equity fund affiliated with or managed by such Sponsor or its Affiliates (and any investment vehicles wholly owned by such fund) and/or (y) any entity directly or indirectly wholly owned by any Person specified in clause (x) or (if applicable) any direct or indirect general partner, managing member or similar control Person of any Person specified in clause (x) and (ii) with respect to Transfers by any Other Stockholder to an Affiliate of such Other Stockholder so long as such Affiliate is either (A) wholly owned by such Other Stockholder, (B) directly or indirectly wholly owns such Other Stockholder, or (C) is a member of such Other Stockholder’s Family Group, so long as such Other Stockholder retains all rights to vote, control and dispose of such Other Stockholder’s transferred Stockholder Shares.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Principal Sponsor” means, as of any time of determination, a Sponsor whose Ownership Percentage is at least 50% of such Sponsor’s Original Ownership Percentage. Any consent, approval, election or action taken or contemplated to be taken by the “Principal Sponsors” or “each of the Principal Sponsors” pursuant to this Agreement shall require the approval of each of (i) the Bain Sponsors and (ii) the Whitney Sponsors (unless and until either or both have ceased to be a Principal Sponsor pursuant to the preceding sentence).

“Prospective Transferor” has the meaning set forth in Section 4(b).

“PSA Healthcare Holding” means PSA Healthcare Holding LLC, a Delaware limited liability company.

“PSA Reorganization” has the meaning set forth in the preamble.

“Public Offering” means any sale of Common Stock by the Company to the public pursuant to an offering registered under the Securities Act.

“Public Sale” means any sale of Stockholder Shares to the public pursuant to an offering registered under the Securities Act or to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Qualifying IPO Price” means a price per share that, if all the Company Capital Stock was liquidated at such price and the proceeds (after satisfaction or assumption of all debts and liabilities) were distributed by the Company in accordance with the order of priority as set forth in the Company’s Certificate of Incorporation, would result in a Total Equity Return Multiple of at least 2.0.

“Recapitalization Transaction” has the meaning set forth in Section 8.

“Registration Rights Agreement” has the meaning set forth in Section 10.

“Relative Ownership Percentage” has the meaning set forth in Section 4(a)(v).

“Requisite Sponsor” means a Sponsor whose Ownership Percentage is at least 10% of such Sponsor’s Original Ownership Percentage. Any consent, approval, election or action taken or contemplated to be taken by the “Requisite Sponsors” or “each of the Requisite Sponsors” pursuant to this Agreement shall require the approval of each of (i) the Bain Sponsors and (ii) the Whitney Sponsors (unless and until either or both have ceased to be a Requisite Sponsor pursuant to the preceding sentence).

“Rule 144” means such rule promulgated under the Securities Act by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Rule 144 Sale” means any sale of Stockholder Shares to the public through a broker, dealer or market maker on a securities exchange or in the over-the-counter market pursuant to the provisions of Rule 144 adopted under the Securities Act.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Independent Third Party or group of Independent Third Parties in the aggregate acquires (i) Company Capital Stock or Capital Stock of the surviving entity in a merger involving the Company, in each case, entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors or managers with a majority of the voting power of the Company’s or the surviving entity’s board of directors or managers (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s Capital Stock) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company.

“Sale Proceeds Amount” has the meaning set forth in Section 5(c).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Specified Executives” means Rodney D. Windley, H. Anthony Strange and Jeffrey Shaner, in each case so long as such Person directly or indirectly beneficially owns at least 1% of the Stockholder Shares of the Company and continues to be employed by the Company or its subsidiaries.

“Sponsors” means each of the Bain Sponsors, collectively, and the Whitney Sponsors, collectively. References herein to ownership percentages and/or number of Stockholder Shares held by a Sponsor as of any time or date shall be deemed to be references to the collective ownership percentage and/or number of Stockholder Shares held by all Persons constituting such Sponsor pursuant to the definition thereof as of such time or date; provided, for the avoidance of doubt, that any direct equity ownership in the Company by Rodney Windley, Tony Strange, Ed Reisz, Jeffrey Shaner and any other Executives shall not be deemed to be owned by either the Bain Sponsors or the Whitney Sponsors. Any consent, approval, election or action taken or contemplated to be taken by “the Sponsors” or “each of the Sponsors” pursuant to this Agreement shall require the approval of each of (i) the Bain Sponsors and (ii) the Whitney Sponsors.

“Sponsor Business” has the meaning set forth in Section 17.

“Sponsor Director” means each Whitney Director and each Bain Director.

“Sponsor Group” has the meaning set forth in Section 17.

“Stockholder Shares” means (i) any Company Capital Stock purchased or otherwise acquired by or issued to any Stockholder and (ii) any Company Capital Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Stockholder Shares, such shares shall continue to be Stockholder Shares in the hands of transferees, except that such shares shall cease to be Stockholder Shares when they have been disposed of pursuant to a Public Sale, a Sale of the Company, a Liquidity Sale or a Company Repurchase.

“Stockholders” has the meaning set forth in the preamble of this Agreement.

“Tag-Along Holders” has the meaning set forth in Section 4(c).

“Tag-Along Notice” has the meaning set forth in Section 4(c).

“Tag-Along Sale” has the meaning set forth in Section 4(c).

“Termination Date” has the meaning set forth in Section 9(a)

“Total Equity Return Multiple” means the quotient of: (i) the cumulative total of all cash distributions made to, or other cash proceeds received by, the Sponsors in respect of cash equity investments (but excluding any expense reimbursement, indemnification, consulting compensation and other compensation paid for services rendered, and excluding the value of any securities or other non-cash consideration received) in the Company or any of its subsidiaries, divided by (ii) the sum of (x) the Initial Sponsor Investment and (y) any additional cash equity investment made by the Sponsors in the Company and its subsidiaries after the date hereof. For purposes of calculating the Total Equity Return Multiple, all distributions made to the Sponsors will be net of all accrued but unpaid management fees and transaction-related fees, including any amounts paid or payable pursuant to the Management Agreement.

“Transfer” has the meaning set forth in Section 4(a)(i).

“Transferring Sponsor” has the meaning set forth in Section 4(c).

“Whitney Directors” has the meaning set forth in Section 2(a)(ii)(B).

“Whitney Independent Director” has the meaning set forth in Section 2(a)(ii)(B).

“Whitney Initial Investment” means $260,011,419.65

“Whitney VII” has the meaning set forth in Section 2(a)(ii)(B).

“Whitney VII VCOC Director” has the meaning set forth in Section 2(a)(ii)(B).

“Whitney Employee Director” has the meaning set forth in Section 2(a)(ii)(B).

“Whitney Sponsors” means J.H. Whitney VII, L.P., PSA Healthcare Holding LLC, PSA Iliad Holdings LLC and JHW Iliad Holdings LLC (in the case of each of PSA Healthcare Holding, LLC PSA Iliad Holdings LLC and JHW Iliad Holdings LLC, which shall at all times be controlled by funds and investment vehicles managed by J.H. Whitney Capital Partners, LLC) and each of their Permitted Transferees that acquires Stockholder Shares and becomes a Stockholder hereunder and each of their Affiliates that acquires Stockholder Shares and becomes a Sponsor hereunder in accordance with the terms hereof. Unless otherwise agreed by the holder(s) of a majority of the Stockholder Shares collectively held by the Whitney Sponsors, any consent, approval, election or action taken or contemplated to be taken by the Whitney Sponsors pursuant to this Agreement shall be taken by the holder(s) of a majority of the Stockholder Shares collectively held by the Whitney Sponsors at such time.

Section 2.     Board of Directors.

(a)    Election of Directors. From and after the Effective Date and until the provisions of this Section 2(a) cease to be effective in accordance with Section 2(e), each holder of Stockholder Shares shall vote all of such holder’s Stockholder Shares that are voting shares and any other voting securities of the Company over which such holder has voting control and shall take all other necessary or desirable actions within such holder’s control reasonably requested in good faith by the Requisite Sponsors (whether in such holder’s capacity as a stockholder, director, member of a Board committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) and the Company shall take, and shall cause its subsidiaries to take, all necessary or desirable actions within its control reasonably requested in good faith by the Requisite Sponsors (including, without limitation, calling special Board and stockholders meetings), so that, subject to Section 2(c) below:

(i)    the authorized number of directors on the Board shall be nine (9) directors (or such greater or lesser number of directors as jointly determined from time to time by the Sponsors);

(ii)    subject to Section 2(c) below, the following individuals shall be elected to the Board:

(A)    3 directors designated by the Bain Sponsors, of which one (the “Bain XI VCOC Director”) will be an employee of the Bain Sponsors or their Affiliates and designated by Bain Capital Fund XI, L.P. (the “Bain XI VCOC”), who shall be initially Christopher Gordon, one (the “Bain Employee Director”) will be an employee of the Bain Sponsors or their Affiliates and designated by the Bain Sponsors, who shall be initially Devin O’Reilly, and one (the “Bain Independent Director”) will be an independent director designated by the Bain Sponsors (collectively with their respective successors as the Bain Sponsors may appoint from time to time in accordance with the terms and conditions of this Agreement, the “Bain Directors”);

(B)    3 directors designated by the Whitney Sponsors, of which one (the “Whitney VII VCOC Director”) will be an employee of the Whitney Sponsors or their Affiliates and designated by J.H. Whitney VII, L.P. (“Whitney VII”), who shall be initially Steven Rodgers, one (the “Whitney Employee Director”) will be an employee of the Whitney Sponsors or their Affiliates and designated by Whitney VII, who shall be initially Robert Williams, and one (the “Whitney Independent Director”) will be an independent director designated by the Whitney Sponsors, who shall be initially Sheldon Retchin (collectively with their respective successors as Whitney VII and the Whitney Sponsors, as applicable, may appoint from time to time in accordance with the terms and conditions of this Agreement, the “Whitney Directors”);

(C)    the Chief Executive Officer of the Company, for so long as such person remains the Chief Executive Officer of the Company (the “CEO Director”);

(D)    the Executive Chairman of the Company, for so long as such person remains the Executive Chairman of the Company (the “Executive Chairman Director”); and

(E)    1 independent director designated jointly by the Requisite Sponsors, the CEO Director and the Executive Chairman Director (the “Independent Director”), who shall not be deemed to be a designee of either Sponsor, who shall be initially Victor Ganzi.

(iii)    unless otherwise agreed in writing by the Requisite Sponsors, (A) any committees of the Board shall be created only upon the approval of the Board (including, for so long as a Sponsor is a Requisite Sponsor, approval by at least one director appointed by such Sponsor (other than the Bain Independent Director and Whitney Independent Director, as applicable)) and (B) the composition of, and voting rights with respect to, each such committee shall be proportionately equivalent to that of the Board;

(iv)    unless otherwise agreed in writing by the Requisite Sponsors, the composition of, and voting rights with respect to, the board of directors or other governing body of each of the Company’s subsidiaries, including any committees thereof, shall be proportionately equivalent to that of the Board;

(v)    subject to Section 2(a)(ix) and Section 2(c), the removal from the Board (with or without cause) of (A) the Bain XI VCOC Director shall be at the Bain XI VCOC’s written direction and (B) any of the other Bain Directors shall be at the Bain Sponsors’ written direction, but only upon such written direction and under no other circumstances;

(vi)     subject to Section 2(a)(ix) and Section 2(c), the removal from the Board (with or without cause) of (A) the Whitney VII VCOC Director shall be at Whitney VII’s written direction, (B) of the Whitney Employee Director shall be at Whitney VII’s written direction and (C) of the Whitney Independent Director shall be at the Whitney Sponsors’ written direction, but, in each case, only upon such written direction and under no other circumstances;

(vii)     the CEO Director shall automatically be removed from the Board in connection with the cessation or termination of his or her employment with the Company, and such individual shall be replaced by the subsequent Chief Executive Officer of the Company unless otherwise jointly determined by the Requisite Sponsors;

(viii)     the Executive Chairman Director shall automatically be removed from the Board in connection with the cessation or termination of his or her service as Executive Chairman of the Company, and such individual shall be replaced by the subsequent Executive Chairman of the Company unless otherwise jointly determined by the Requisite Sponsors;

(ix) to the extent that, pursuant to Section 2(c), a Sponsor loses its rights to designate one or more Sponsor Directors to the Board, then (i) such Sponsor shall also lose the corresponding rights to designate representatives to committees of the Board and to the boards and similar governing bodies of the Company’s subsidiaries as provided in Section 2(a)(iv) and Section 2(a)(v), (ii) such Sponsor shall cause its Sponsor Director(s) to resign from the Board and cause its designees on any subsidiary board and committee to resign therefrom, in each case with immediate effectiveness as of the date such rights were lost and (iii) if such Sponsor does not cause the appropriate number of Sponsor Director(s) and such other designees to resign, then the Board shall have the right to remove the appropriate number of such Sponsor Director(s) and other designees in the following order: (x) first, if the Sponsor no longer has the right to appoint three (3) Directors but still has the right to appoint two (2) Directors, then the Board shall have the right to remove such Sponsor’s independent director, (y) second, if the Sponsor no longer has the right to appoint two (2) Directors but still has the right to appoint one (1) Director, then the Board shall have the right to remove such Sponsor’s employee director, and (z) third, if the Sponsor no longer has the right to appoint any Director, then the Board shall have the right to remove such Sponsor’s VCOC director; provided, that the Board shall, in the case of this clause (z), if such Sponsor continues to hold Stockholder Shares, provide such Sponsor with a letter agreement granting such Sponsor consultation and information rights reasonably necessary to constitute “management rights” sufficient to make such Sponsor’s investment in the Company a “venture capital investment” within the meaning of the “plan asset regulation” found at 29 C.F.R. 2510.3-101; and

(x)     subject to Section 2(a)(ix), Section 2(b)(i) and Section 2(c), in the event that any director designated hereunder ceases to serve as a member of the Board during his or her term of office, the resulting vacancy on the Board shall be filled by a representative designated by the Bain XI VCOC, the Bain Sponsors, the Whitney Sponsors, Whitney VII or jointly by the Requisite Sponsors, the CEO Director and the Executive Chairman Director, as applicable, as provided hereunder and subject to the limitations contained herein (including with respect to the Sponsors’ right to appoint directors hereunder).

(b)     Board Composition; Quorum; Voting.

(i)     Board Composition. Except as expressly set forth herein, the composition of the Board may be changed only upon the written agreement of the Principal Sponsors

(provided that Board appointment rights expressly granted pursuant to Section 2(a)(ii), except as set forth in Section 2(c), may only be modified upon the written agreement of the Requisite Sponsors). Unless otherwise agreed in writing by the Principal Sponsors, if the number of directors on the Board that a Sponsor is entitled to appoint is decreased as described in Section 2(c) below, the size of the Board shall be automatically decreased by the same number of directors that such Sponsor is no longer entitled to appoint.

(ii)     Quorum. At every meeting of the Board or a committee thereof, a quorum shall require the attendance, whether in person, telephonically or in any other manner permitted by applicable law and the Certificate of Incorporation, of (i) the number of directors representing a majority of the voting power of the Board or such committee and (ii) at least one director designated by each of the Requisite Sponsors (other than the Bain Independent Director and Whitney Independent Director, as applicable).

(iii)     Voting. Board and Board committee action at a meeting at which a quorum is established shall require approval by a majority of the directors. Each member of the Board or such committee will have one vote. The Board or any committee thereof may also take action without a meeting by unanimous written consent, as more fully set forth in the Certificate of Incorporation.

(c)     Limitation on Board Appointment Rights. The right of the Sponsors to designate any directors pursuant to Section 2(a)(ii) shall be subject to the following; provided that, for purposes of calculating the relative Ownership Percentages below, the effects of (x) any recapitalization or exchange or conversion of Stockholder Shares, (y) any redemption or repurchase of Stockholder Shares or (z) any subdivision (by stock split or otherwise) or any combination (by reverse stock split or otherwise) of any outstanding Stockholder Shares, in each case, which occurs between the Effective Date and the date of such calculation and which is pro rata in effect shall not be taken into account in such calculation; provided further that, for so long as the Bain Sponsors hold a number of Stockholder Shares equal to or greater than the number of Stockholder Shares held by the Whitney Sponsors, there shall not be fewer Bain Directors than Whitney Directors:

(i)     each Principal Sponsor shall have the right to designate 3 directors pursuant to Section 2(a)(ii) above (or such other number as determined in accordance with Section 2(b)(i) above) for appointment to the Board until such time as such Principal Sponsor ceases to be a Principal Sponsor, at which time such Sponsor will lose the right to appoint one director to the Board; provided that, such appointment right so lost shall be with respect to the Bain Independent Director or the Whitney Independent Director, as applicable;

(ii)     each Major Sponsor shall have the right to designate 2 directors pursuant to Section 2(a)(ii) above (or such other number as determined in accordance with Section 2(b)(i) above) for appointment to the Board until such time as such Major Sponsor ceases to be a Major Sponsor, at which time such Sponsor will lose the right to appoint one additional director to the Board;

(iii)     each Requisite Sponsor shall have the right to designate 1 director pursuant to Section 2(a)(ii) above (or such other number as determined in accordance with Section 2(b)(i) above) for appointment to the Board until such time as such Requisite Sponsor ceases to be a Requisite Sponsor, at which time such Sponsor will not have the right to appoint any directors to the Board.

(d)     Director Expenses, Indemnification.

(i)     The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board and any committee thereof.

(ii)     So long as any Sponsor Director serves on the Board, the Company shall maintain directors’ and officers’ indemnity insurance coverage reasonably satisfactory to each of the Requisite Sponsors, the Company’s Certificate of Incorporation and bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law and each Sponsor Director shall be offered an indemnification agreement with the Company (a “Director Indemnification Agreement”) that is substantively the same as the indemnification agreements that the other Sponsor Directors have been offered with the Company.

(e)     Termination. The provisions of Section 2(a)-(d)(i) shall terminate automatically and be of no further force and effect upon the first to occur of (i) a Sale of the Company or a Liquidity Sale (unless such Sale of the Company or Liquidity Sale is structured as a sale of assets) and (ii) an IPO.

(f)     Voting of Shares; Proxy. From and after the date hereof, each Executive and each Other Investor (each, an “Other Stockholder”) hereby agrees to cast (or cause to be cast) all votes (if any) to which such Other Stockholder is entitled in respect of its Stockholder Shares, at any annual or special meeting, by written consent or otherwise, and shall take all other necessary or desirable actions (including attendance at meetings in person or by proxy for purposes of obtaining a quorum, execution of written consents in lieu of meetings and approval of amendments and/or restatements of the Company’s certificate of incorporation or by-laws), in each case to effectuate any corporate action on the part of the Company or any of its subsidiaries that has been approved by the Board and/or the Major Sponsors in accordance with the terms of this Agreement and the Company’s or such subsidiaries’ organizational documents. Without limiting the generality of the foregoing, each Other Stockholder agrees as follows:

(i)     Certificate of Incorporation Amendments. Each Other Stockholder agrees to cast all votes (if any) to which such Other Stockholder is entitled in respect of its Stockholder Shares, whether at any annual or special meeting, by written consent or otherwise, in such manner as the Board or the Major Sponsors may instruct by written notice to approve any amendment to the Certificate of Incorporation that is approved by the Board and the Major Sponsors in accordance with (and subject to the terms and conditions of) this Agreement, the Certificate of Incorporation and Delaware law.

(ii)     Proxy. In order to secure the obligations of each Other Stockholder to vote such Other Stockholder’s voting Stockholder Shares in accordance with the provisions of this Agreement, each Other Stockholder hereby irrevocably grants to and appoints the Major Sponsors, acting jointly through one or more representatives of such Major Sponsors, such Other Stockholder’s proxy and attorney-in-fact, with full power of substitution, for and in the name, place and stead of such Other Stockholder, to vote or act by written consent with respect to such Other Stockholder’s voting Stockholder Shares, in each case in accordance with this Agreement. The power and authority to exercise the proxy granted hereby shall be exercised if and only if the matter to be voted on or with respect to which other stockholder action is to be taken has been approved by the Board (including at least one director appointed by each Major Sponsor (other than the Bain Independent Director and Whitney Independent Director, as applicable)) and shall be exercised on terms consistent with such approval. Each Other Stockholder agrees that the irrevocable proxy set forth in this Section 2(f) shall survive the death, incompetency, disability, dissolution or bankruptcy of such Other Stockholder and the subsequent holders of such voting Stockholder Shares. Each Other Stockholder hereby further agrees and affirms that the proxy granted hereunder is irrevocable and coupled with an interest sufficient at law to support an irrevocable proxy.

Section 3.     Sponsor Approval Matters.

(a)     The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, take any of the following actions, in each case without the prior written approval of each of the Principal Sponsors, acting in its capacity as a Stockholder:

(i)     except as otherwise expressly provided in Section 2, increase or decrease the size of the Board or otherwise modify the appointment or removal rights included in Section 2;

(ii)     approve or adopt the annual budget of the Company and its subsidiaries or make any expenditures in excess of $5,000,000 in the aggregate outside of such budget (including, without limitation, capital expenditures);

(iii)     establish or modify compensation for senior management of the Company or its subsidiaries;

(iv)     enter into any material contract outside of the Company’s ordinary course of business;

(v)     (A) enter into, or amend or modify material terms of, a joint venture, general or limited partnership or other combination or association or (B) acquire interests in an entity other than a wholly owned subsidiary of the Company (whether through a merger, amalgamation, stock purchase, asset purchase, reorganization, consolidation, share exchange, business combination or otherwise);

(vi)     make any loan or advance to, or investment in, any person other than the Company or its wholly owned subsidiaries;

(vii)     commence, settle or compromise any litigation, dispute, arbitration, audit, mediation or regulatory, administrative or governmental investigation, inquiry or proceeding (including any appraisal action), other than any such matter arising in the ordinary course of business of the Company and its subsidiaries that would not result in a payment by the Company or its subsidiaries in excess of $1,000,000;

(viii)     enter into any agreement or arrangement that would contain provisions purporting to limit or restrict a Sponsor or its Affiliates (excluding the Company and its subsidiaries) from entering into any line of business;

(ix)     relocate the Company’s headquarters;

(x)     (A) appoint or remove the auditor of the Company or any of its subsidiaries or (B) make any change to any material tax or accounting policies of the Company or any of its subsidiaries other than as is required to comply with changes in generally accepted accounting principles or applicable law or the interpretation thereof.

(b)     The Company shall not, and shall not permit any of its subsidiaries to, directly or indirectly, take any of the following actions, in each case without the prior written approval of each of the Major Sponsors, acting in its capacity as a Stockholder:

(i)     hire, appoint or terminate, or take any other action that would reasonably be expected to constitute “good reason” (or any similar concept) under any applicable employment,

severance, change of control, award or similar agreement of, or benefit plan with respect to, the Company’s Executive Chairman, Chief Executive Officer or any other employee that reports directly to the Chief Executive Officer;

(ii)     adopt, amend or modify any benefit or other incentive plan (in each case, including cash and equity) of the Company or its subsidiaries;

(iii)     create or delegate authority to, or elect any persons to, any committee or subset of the Board (other than as expressly set forth herein);

(iv)     amend or modify the governing, constituent or organizational documents of the Company or any of its subsidiaries;

(v)     acquire, dispose of, or lease, in any single transaction or series of related transactions, assets or other rights having a value, or for a purchase price (inclusive of any indebtedness), in excess of $10,000,000, whether through a merger, amalgamation, stock purchase, asset purchase, reorganization, consolidation, share exchange, business combination or otherwise;

(vi)     consummate any public offering of securities of the Company or grant any registration rights (in each case, except as otherwise expressly provided in Section 7(a), Section 14 or in the Registration Rights Agreement);

(vii)     enter into any transaction or series of related transactions that would result in a merger or consolidation with an Independent Third Party or a Sale of the Company;

(viii)     (A) other than the incurrence of indebtedness under the Credit Facilities, (x) incur or assume (including by way of acquisition) any indebtedness (including capital leases) in a transaction or series of related transactions, (y) guarantee, endorse or otherwise as an accommodation become responsible for the material obligations of any other Person or (y) optionally prepay, redeem, repurchase or retire for value any existing indebtedness, in each of the case of the foregoing clauses (A)(x), (A)(y) and (A)(z), in excess of $10,000,000 in any twelve month trailing period in the aggregate and/or (B) amend, modify, supplement or terminate any terms of the Credit Facilities or any material agreements contemplated thereby;

(ix)     (A) declare or pay dividends or distributions of any kind (other than dividends or distributions to the Company or any of its wholly owned subsidiaries), (B) acquire, redeem, repurchase or retire for value any Capital Stock or securities (other than repurchases of shares or other Capital Stock or securities of current or former directors, employees or independent contractors pursuant to any “call” provisions applicable to such shares or other Capital Stock (provided, that such provisions are consistent with the terms set forth in the equity incentive plan or forms of agreements previously approved by each of the Sponsors)) or (C) enter into any recapitalization transaction;

(x)     (A) issue any Capital Stock or other equity securities (or securities convertible therefor) of the Company, other than (1) any grant and/or issuance of options and/or equity incentive awards in accordance with an equity incentive plan previously approved by the Sponsors, (2) in connection with the consummation of an IPO or (3) pursuant to Section 6 or (B) issue any Capital Stock or other equity securities (or securities convertible therefor) of the Company’s subsidiaries other than to the Company or its wholly owned subsidiaries;

(xi)     consummate any voluntary bankruptcy, assignment for the benefit of creditors, consent to the appointment of a custodian, receiver, trustee or liquidator with similar powers with respect to property, any voluntary filing or commencement of proceedings under bankruptcy or insolvency laws, liquidation, dissolution, winding-up, reorganization, recapitalization or other similar transaction (provided, that any member of the Board or any director of any subsidiary may take any actions with respect to a bankruptcy of a Person as required by his or her fiduciary duties under applicable law); or

(xii)     enter into any transactions with any Sponsor or any Sponsor’s Affiliates, other than (A) the issuance or acquisition of New Securities pursuant to Section 6, the issuance or acquisition of New Securities or other Company Capital Stock in connection with an IPO or a Recapitalization Transaction or repurchases from employees or service providers of the Company and its subsidiaries in connection with their separation from service (and the receipt of payments and exercise of rights in each case in accordance with the terms of securities issued or acquired pursuant to such provisions), (B) the exercise of rights contemplated by this Agreement, the Management Agreement and any other agreements or documents contemplated hereby and (C) pursuant to commercial agreements entered into between a Sponsor’s portfolio company, on the one hand, and the Company or any of its subsidiaries, on the other hand, in the ordinary course of business and on arms’ length terms.

(c)     Notwithstanding anything herein to the contrary, none of the approval or consent rights set forth in Section 3(a) or Section 3(b) shall be applicable to, or otherwise limit or impair, any Approved Sale, Liquidity IPO, Liquidity Sale or Recapitalization Transaction otherwise permitted or approved in accordance with the terms hereof. The provisions of Section 3(a) or Section 3(b) will terminate on the consummation of an IPO or a Sale of the Company.

Section 4.     Restrictions on Transfer of Stockholder Shares.

(a)     Transfer of Stockholder Shares.

(i)     Transfers by Sponsors. Prior to the earlier of (A) the 6th anniversary of the Effective Date and (B) the consummation of an IPO, no Sponsor shall sell, transfer, assign, pledge or otherwise directly or indirectly dispose of, whether with or without consideration and whether voluntarily or involuntarily or by operation of law (to “Transfer” or, if used as a noun, a “Transfer”), any interest in such Sponsor’s Stockholder Shares without the prior written consent of the other Sponsors, except (i) to a Permitted Transferee in accordance with Section 4(d), (ii) in connection with a Liquidity IPO or the registration of Registrable Securities (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement, (iii) in a Tag-Along Sale (but only as a Tag-Along Holder thereunder), a Liquidity Sale or an Approved Sale or (iv) in a Recapitalization Transaction, in each case, in accordance with the terms hereof.

(ii)     Transfers by Other Stockholders. Prior to the consummation of an IPO, no Other Stockholder shall Transfer any interest in such Stockholder’s Stockholder Shares without the prior written consent of each Sponsor, except for (A) in the circumstances set forth in clauses (i) through (iii) in Section 4(a)(i) above or (B) in any Company Repurchase (Transfers pursuant to clause (A) or (B), “Exempt Transfers”).

(iii)     Transfer of Governance and Consent Rights. At any time following the 6th anniversary of the Effective Date, each Sponsor may, subject to compliance with the terms of this Section 4 (including Section 4(b) and Section 4(c) below), Transfer its governance and consent rights hereunder only if (x) such Sponsor Transfers to such Transferee all of its Stockholder Shares not previously Transferred in connection with such Transfer and (y) such Transferee is reasonably acceptable to the other Sponsors; provided that, if, in connection with such Transfer, a non-transferring Sponsor exercises its rights under Section 4(c) to participate in such Transfer and such exercise results in the transferring Sponsor’s inability to Transfer all of its Stockholder Shares not previously Transferred pursuant to the foregoing clause (x), the conditions of Section 4(a)(iii)(x) and Section 4(a)(iii)(y) shall be deemed satisfied.

(iv)     Transfers to Competitors. Except in connection with a Liquidity Sale, an Approved Sale, a Liquidity IPO or the registration of Registrable Securities pursuant to the Registration Rights Agreement, any proposed Transfer of Stockholder Shares to any Competitor of the Company and its Subsidiaries will require the prior written consent of each of the Sponsors.

(v)     Public Transfers. Following the consummation of an IPO, any Stockholder may, subject to the terms of the Registration Rights Agreement, Transfer any or all of such Stockholder’s Stockholder Shares without the consent of any other Person in a Public Sale; provided, that (x) in the case of an Other Stockholder, such Other Stockholder may only Transfer to the extent such Transfer would not result in the Relative Ownership Percentage of such Other Stockholder immediately following such Transfer being less than the Relative Ownership Percentage of the Sponsors immediately following such Transfer and (y) if, due to this Agreement, the Registration Rights Agreement or any other agreement, any Stockholders are deemed to constitute a single group for purposes of Rule 144 during any volume limit measurement period thereunder, such Stockholders will not be permitted to Transfer pursuant to Rule 144 during such measurement period more than their pro rata portion (determined, as of the commencement of such measurement period, as the percentage equal to (1) such Stockholder’s aggregate number of Stockholder Shares divided by (2) the applicable Stockholders’ aggregate number of Stockholder Shares) of the aggregate number of Stockholder Shares that may be Transferred by such Stockholders within the constraints of such volume limit during such measurement period and (y) any Transfer by a Stockholder pursuant to this paragraph occurring during the Coordination Period shall not be made without Coordination Committee approval in accordance with Section 14(b). For the purposes of this Section 4(a)(v), “Relative Ownership Percentage” shall mean (A) with respect to the Stockholder Shares held by an Other Stockholder, a fraction (expressed as a percentage) (i) the numerator of which is the number of Stockholder Shares owned by such Other Stockholder immediately following the effective time of a Transfer and (ii) the denominator of which is the aggregate number of Stockholder Shares owned by such Other Stockholder at the time of the IPO and (B) with respect to the Stockholder Shares held by the Sponsors, a fraction (expressed as a percentage) (i) the numerator of which is the aggregate number of Stockholder Shares owned by all of the Sponsors immediately following the effective time of such Transfer and (ii) the denominator of which is the aggregate number of Stockholder Shares owned by all of the Sponsors at the time of the IPO.

(vi)     Cooperation. In connection with a proposed Transfer of Stockholder Shares by a Sponsor (after having received any approval of a Sponsor to the extent required under Section 4(a) above or approval of the Coordination Committee to the extent required under Section 14(b)), the Company will provide, and will cause its controlled Affiliates to provide, such cooperation as may be reasonably requested by such Sponsor in connection with the prospective purchaser’s due diligence investigation of the Company and its controlled Affiliates, including providing such proposed purchaser with reasonable access to the material contracts, properties, books and records of the Company and its controlled Affiliates and reasonable access to management on reasonable notice, subject to any such prospective purchaser entering into a customary confidentiality agreement in favor of the Company.

(b)     Right of First Negotiation. At any time following the 6th anniversary of the Effective Date and prior to the consummation of an IPO, subject to compliance with the provisions of Section 4(a)(iii), Section 4(a)(iv), this Section 4(b) and Section 4(c), but notwithstanding anything to the contrary in the other provisions of Section 4, a Sponsor may Transfer any or all of such Sponsor’s Stockholder Shares without the consent of any other Person. So long as the non-transferring Sponsor is a Major Sponsor, at least 30 days prior to the execution of any agreement providing for the Transfer by any

Sponsor of any interest in the Stockholder Shares held by such Sponsor pursuant to Section 4(b), except in the case of (i) an Exempt Transfer, (ii) a Transfer by a Whitney Sponsor to a Bain Sponsor or (iii) a Transfer by a Bain Sponsor to a Whitney Sponsor, such Sponsor shall deliver written notice of such proposed Transfer to the Company and each other Major Sponsor (other than, for purposes of clarity, any Sponsor who is a Stockholder (or an Affiliate of such Stockholder) proposing to consummate such Transfer) (an “Offer Notice”, which Offer Notice shall disclose the proposed number of each class of Stockholder Shares to be Transferred (the “Offered Amount”) and, to the extent known, in reasonable detail the other proposed material terms and conditions of the Transfer, and each such Major Sponsor to which such Offer Notice is required to be delivered, an “Offeree Sponsor”). If within 5 days of delivery of the Offer Notice, the Sponsor proposing the applicable Transfer (the “Prospective Transferor Sponsor”) receives notice from one or more of the Offeree Sponsors or the Company of any such Major Sponsor’s or the Company’s interest in purchasing such Prospective Transferor Sponsor’s Stockholder Shares, then, through the 30th day following delivery of the Offer Notice (the “Negotiation Period”), the Prospective Transferor Sponsor (i) shall not conduct negotiations or discussions concerning the contemplated Transfer with any prospective transferees (other than any Offeree Sponsor or the Company) and (ii) shall conduct good faith negotiations with the Offeree Sponsors and the Company, as applicable, with the view to evaluating and, if mutually agreed, consummating a possible Transfer of such Stockholder Shares to the Company or the Offeree Sponsors (it being understood that the Negotiation Period, and related discussions and negotiations, shall automatically cease at the end of such 30-day period, unless the Prospective Transferor Sponsor in its sole discretion, in the exercise of which it can consider only its own interests, agrees otherwise in writing). The Prospective Transferor Sponsor, subject to compliance with the provisions of Section 4(a)(iii), Section 4(a)(iv), this Section 4(b), Section 4(c) and Section 13, shall have the right to Transfer any portion of its Stockholder Shares to any prospective purchaser (which may or may not include any Offeree Sponsor or the Company) on such terms and conditions as are acceptable to the Prospective Transferor Sponsor (including, without limitation, terms and conditions that may be less favorable to the Prospective Transferor Sponsor than may have been offered by, or discussed with, an Offeree Sponsor or the Company) at any time from the expiration of the Negotiation Period through the 180th day following the expiration of the Negotiation Period; provided, that, the Prospective Transferor Sponsor shall not be permitted to Transfer pursuant to this provision a number of Stockholder Shares less than 85% of the Offered Amount (other than as a result of the participation of Tag-Along Holders pursuant to Section 4(c)) or greater than 115% of the Offered Amount without first following the procedures set forth in this Section 4(b) with respect to such increased or decreased amount of Stockholder Shares (as applicable).

(c)     Tag-Along Rights. At any time prior to the consummation of an IPO, except in the case of (i) an Exempt Transfer (other than a Liquidity Sale or another Approved Sale), (ii) a Transfer by a Whitney Sponsor to a Bain Sponsor or (iii) a Transfer by a Bain Sponsor to a Whitney Sponsor, at least 30 days prior to any Transfer (for purposes of this Section 4(c), a “Tag-Along Sale”) of Stockholder Shares by a Sponsor (the “Transferring Sponsor”), such Transferring Sponsor shall deliver written notice (a “Tag-Along Notice”) to each other Stockholder (such Stockholder, other than any Stockholder who is a Transferring Sponsor or an Affiliate of any such Transferring Sponsor, the “Tag-Along Holders”) of such proposed Transfer. The Tag-Along Notice shall disclose in reasonable detail the identity, background and ownership (if applicable) of the proposed transferee(s), the number of each class of Stockholder Shares to be Transferred, the price to be paid per share of each class of Stockholder Shares to be Transferred and the other material terms and conditions of the Transfer. Each Tag-Along Holder may elect to participate in the Transfer contemplated in the Tag-Along Notice at a price equal to what such Tag-Along Holder would be entitled to receive if amounts payable to the Transferring Sponsor in respect of the shares of Company Capital Stock being sold to the proposed recipient of such Transfer were applied pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation and otherwise on the same terms and conditions (other than, in any transaction in which the consideration paid to the Transferring Sponsor and Tag-Along Holders is partially or completely in the form of securities, if applicable, different governance or liquidity terms and conditions applicable to Sponsors as compared to Executives or Other Stockholders), by giving written notice to the Transferring Sponsor within 10 days after the Tag-Along Notice has been given.

If any Tag-Along Holder elects to participate in such Transfer, each of the Transferring Sponsor and the other electing Tag-Along Holders shall be entitled to sell in the contemplated Transfer a number of Stockholder Shares equal to the product of (i) a fraction, the numerator of which is the percentage of Stockholder Shares owned by each such Stockholder (i.e. the Transferring Sponsor and each Tag-Along Holder electing to participate in such Transfer), and the denominator of which is the aggregate percentage of Stockholder Shares owned by all such participating Stockholders (i.e. the Transferring Sponsor and each Tag-Along Holder electing to participate in such Transfer) and (ii) the number of Stockholder Shares to be sold in the contemplated Transfer.

For example, if the Tag-Along Notice contemplated a sale of 100 Stockholder Shares by the Transferring Sponsor, and if the Transferring Sponsor at such time owns 30% of all Stockholder Shares and if one Tag-Along Holder elects to participate and owns 20% of all Stockholder Shares, the Transferring Sponsor would be entitled to sell 60 shares (30% ÷ 50% x 100 shares) and the Tag-Along Holder would be entitled to sell 40 shares (20% ÷ 50% x 100 shares).

Each Tag-Along Holder may elect to sell in any Transfer contemplated under this Section 4(c) a lesser number of Stockholder Shares than such Tag-Along Holder is entitled to sell hereunder, in which case the Transferring Sponsor shall have the right to sell an additional number of Stockholder Shares equal to the number that each Tag-Along Holder has elected not to sell. The Transferring Sponsor shall use commercially reasonable efforts to obtain the agreement of the prospective transferee(s) to the participation of the other electing Tag-Along Holders in any contemplated Transfer, and no Transferring Sponsor shall Transfer any of such holder’s Stockholder Shares to any prospective transferee unless (i) such prospective transferee(s) agrees to allow the participation of the other electing Tag-Along Holders or (ii) the Transferring Sponsor agrees to purchase the number of Stockholder Shares from the other electing Tag-Along Holders on the same terms pursuant to which such other electing Tag-Along Holders would otherwise have been entitled to sell pursuant to this Section 4(c) (in which case the Transferring Sponsor shall be able to sell such number of Stockholder Shares to the prospective transferee(s) pursuant to the Tag-Along Notice). Each Stockholder Transferring Stockholder Shares pursuant to this Section 4(c) shall pay such Stockholder’s pro rata share (based on the sale proceeds of Stockholder Shares to be sold) of the third party out-of-pocket expenses reasonably incurred in connection with such Transfer to the extent such expenses are incurred for the benefit of all Stockholders participating in such Transfer. The other electing Tag-Along Holders shall be obligated to join on a pro rata basis (based on the sale proceeds of Stockholder Shares) in any indemnification or other obligations that the Transferring Sponsor agrees to provide in connection with such Transfer (other than any such obligations that relate specifically to a particular holder such as indemnification with respect to representations and warranties given by a holder regarding such holder’s title to and ownership of Stockholder Shares and, with respect to any Sponsor, other than any non-competition or non-solicitation agreement). Each Stockholder Transferring Stockholder Shares pursuant to this Section 4(c) shall take all necessary or desirable actions reasonably requested in good faith by the Transferring Sponsor in connection with the consummation of a Transfer subject to this Section 4(c).

(d)     Permitted Transfers. The restrictions set forth in this Section 4 shall not apply with respect to Transfers by any Sponsor to a Permitted Transferee; provided, however, that in no event shall any of the following transfers of shares of Capital Stock be a transfer to a Permitted Transferee: (1) any direct or indirect Transfer of shares of Company Capital Stock (or beneficial or economic interest in any shares of Company Capital Stock) to a co-investment or similar vehicle and/or (2) any direct or indirect Transfer of any shares of Capital Stock (or beneficial or economic interest in any shares of Company Capital Stock) to any successor private equity fund affiliated with, or sponsored or managed by, a transferring Sponsor or any of its Affiliates or ultimate controlling persons; provided, further, that, in each case, any Transfer to such Permitted Transferees shall be conditioned on the receipt of an undertaking by such Permitted Transferee to Transfer such Stockholder Shares back to the transferor if such Permitted Transferee ceases to otherwise qualify as a Permitted Transferee. In addition, no Permitted Transferee may be a Competitor of the Company. The restrictions contained in this Section 4 shall continue to be applicable to the Stockholder Shares after any Transfer thereof, and the transferees of such Stockholder Shares must, as a condition to such Transfer thereof, agree in writing to be bound by the provisions of this Agreement affecting the Stockholder Shares so Transferred. Notwithstanding the foregoing, no party hereto shall avoid the provisions of this Agreement by (x) making one or more Transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee or (y) any Transfer of the securities of, or the merger or consolidation of, any entity holding (directly or indirectly) Stockholder Shares. For the avoidance of doubt, it is understood that, (i) with respect to the Whitney Sponsors and the Bain Sponsors, a bona fide direct or indirect transfer of limited partnership interests in a limited partnership private equity fund affiliated with or managed by Bain Capital Private Equity, LP or J.H. Whitney Capital Partners, LLC or their respective Affiliates, as the case may be, or of any Person that holds a direct or indirect interest in such private equity fund, to another partner or to a third party shall not be deemed a Transfer and (ii) with respect to Hamilton Lane Co-Investment Fund III Holdings-2 LP, PEA Washington Holdings LP, Penfund Fund V Equity Holding Limited Partnership, PSA Holding LP and NB SOF III Holdings LP, (A) a bona fide direct or indirect transfer of limited partnership interests in a limited partnership private equity fund affiliated with or managed by an Affiliate of such holder shall not be deemed a Transfer and (B) a bona fide transfer of equity interests in a Sponsor by a holder thereof to an Affiliate of such holder shall not be deemed a Transfer, provided that, in each case of clauses (i) and (ii), no Person may make any such Transfer to the extent such transaction has the result and effect of a Stockholder hereunder avoiding the restrictions on Transfers in this Agreement.

(e)     Newco Transfers. Each Sponsor (or holding entity thereof) that is formed for the purpose of making an investment in the Company or for which the ownership interest in the Company constitutes a substantial portion of the assets of such Sponsor (or holding entity thereof) (each of PSA Healthcare Holding, PSA Iliad Holdings LLC, JHW Iliad Holdings LLC and any other such Sponsor (or holding entity thereof), a “Newco Sponsor”) shall not permit any Transfer of Capital Stock of such Newco Sponsor or the issuance of Capital Stock in such Newco Sponsor to the extent such Transfer has the effect of avoiding the restrictions on Transfers in this Agreement (it being understood that the purpose of this Section 4(e) is to prohibit the Transfer of Capital Stock of such Newco Sponsor or issuance of Capital Stock in such Newco Sponsor that has the result and effect that the Newco Sponsor has indirectly made a Transfer or issuance that would not have been directly permitted as a Transfer under this Agreement).

(f)     Termination of Restrictions. The restrictions on the Transfer of Stockholder Shares set forth in this Section 4 shall continue with respect to each Stockholder Share until the date on which such Stockholder Share has been Transferred in a Public Sale or pursuant to a Sale of the Company or a Liquidity Sale.

Section 5.     Sale of the Company.

(a)     Approved Sale. At any time prior to the consummation of an IPO, if (i) the Major Sponsors acting jointly, or a Principal Sponsor acting individually pursuant to its rights under Section 7, desires to effectuate a Sale of the Company to an Independent Third Party or group of Independent Third Parties (an “Approved Sale”), then, in each case, if the party or parties (as applicable)

desiring to effectuate such Approved Sale (the “Initiating Party”) delivers written notice to the other holders of Stockholder Shares that the Initiating Party is invoking the provisions of this Section 5, each holder of Stockholder Shares shall vote for (to the extent entitled to vote), at a stockholders meeting or by written consent, and shall consent to, participate in and raise no objections against, the Approved Sale and the process by which such Approved Sale is arranged. If the Approved Sale is structured as (x) a sale of assets or a merger or consolidation, each holder of Stockholder Shares shall waive all dissenters’ rights, appraisal rights and similar rights in connection with such sale of assets, merger or consolidation, (y) a sale of assets, each holder of Stockholder Shares shall vote in favor of the dissolution and liquidation of the Company following consummation of the Approved Sale if requested by the Initiating Party or (z) a sale of Company Capital Stock, each holder of Stockholder Shares shall agree to sell and surrender a proportionate amount of such holder’s Stockholder Shares and rights to acquire Stockholder Shares at the price determined by the Company’s Certificate of Incorporation and on the same other terms and conditions, as applicable, as approved by the Initiating Party (other than, in any transaction in which the consideration paid to the Initiating Party and other holders of Stockholder Shares is partially or completely in the form of securities, if applicable, different governance or liquidity terms and conditions applicable to Sponsors as compared to Executives or Other Investors). The Company and holders of Stockholder Shares shall take all necessary or desirable actions reasonably requested in good faith by the Initiating Party in connection with the consummation of the Approved Sale, and execute all agreements, documents and instruments in connection therewith, as reasonably requested in good faith by the Initiating Party (including, without limitation, (i) with respect to the Company, providing potential purchasers with reasonable due diligence access to the books and records, personnel and facilities of the Company and its subsidiaries (subject to customary confidentiality provisions) in order to facilitate an Approved Sale, (ii) with respect to Sponsors, Executives and Other Stockholders, entering into confidentiality agreements and non-solicitation and non-hire agreements for a term not to exceed one year, in each case as requested by the proposed purchaser and (iii) with respect to all holders of Stockholder Shares, entering into a sale contract, letters of transmittal and similar agreements and instruments as reasonably required in good faith by the Initiating Party pursuant to which each holder shall: (A) severally (but not jointly) be liable for such representations, warranties, covenants, escrows and indemnities regarding the Company and its subsidiaries and their assets, liabilities and businesses (the “Company Reps”) as approved by the Initiating Party and (B) solely on behalf of such holder, make such representations, warranties, covenants (including with respect to any applicable escrow) and indemnities concerning such holder and the Capital Stock to be sold by such holder as may be similarly agreed to by the Initiating Party in its individual capacity and as set forth in any agreement approved by the Initiating Party (the “Holder Reps”), except that non-competition covenants shall not be required by either of the foregoing sub clauses (A) or (B); provided that the allocable share of any holder of Stockholder Shares for any amounts payable (x) into an escrow account in connection with such Approved Sale or (y) in connection with any claim by the purchaser for a breach of the Company Reps (any such amount payable, a “Company Loss”) shall be determined in accordance with Section 5(c), and if any holder of Stockholder Shares pays for more than such holder’s allocable share of a Company Loss (such overpayment, the “Excess Amount”), then each other holder of Stockholder Shares shall promptly contribute to such holder an amount equal to such other holder’s pro rata share of such Excess Amount as determined in accordance with Section 5(c)). Notwithstanding anything to the contrary herein, no holder of Stockholder Shares shall be required to agree to be liable pursuant to the terms of this Agreement for an amount greater than the total consideration actually received by such holder of Stockholder Shares in connection with such Approved Sale.

(b)     Conditions to Obligation. The obligation of each holder of Stockholder Shares with respect to an Approved Sale shall be subject to the satisfaction of the following conditions: (i) upon the consummation of the Approved Sale, each holder of Stockholder Shares (in its capacity as such) shall have the right to receive with respect to each share of the same class of Stockholder Shares the same form and amount of consideration per share; (ii) if any holders of a class of Stockholder Shares are given an option as to the form and amount of consideration to be received or any other right or benefit with respect to the Approved Sale, each holder of such class of Stockholder Shares shall be given the same option, right or benefit (other than, in the case of clause (i) or this clause (ii), any consideration, option, right or benefit to be received by a holder on account of such individual’s employment relationship with the Company and its subsidiaries (e.g., a stay bonus, non-competition agreement, right to reinvest or roll over equity, etc.) or on account of any advisory or management agreement between such holder or its Affiliates and the Company or its subsidiaries; provided; that any Major Holder shall have the right to receive the same consideration, option, right or benefit as any other Major Holder with respect to any such restrictive covenant agreement or advisory or management agreement); and (iii) each holder of then currently exercisable rights to acquire shares of a class of Stockholder Shares shall be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as a holder of such class of Stockholder Shares or (B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share of a class of Stockholder Shares received by holders of such class of Stockholder Shares in connection with the Approved Sale less the exercise price per share of such class of Stockholder Shares of such rights to acquire such class of Stockholder Shares by (2) the number of shares of such class of Stockholder Shares represented by such rights.

(c)     Distribution of Proceeds; Allocable Share of Company Losses and Transaction Costs. In the event a Sale of the Company occurs (whether pursuant to this Section 5, Section 7(b) or otherwise), each holder of the Company’s Capital Stock shall receive in exchange for such stock held by such holder an amount (the “Sale Proceeds Amount”) equal to the amount that such holder would have received in respect of such holder’s Capital Stock if the aggregate consideration (after satisfaction or assumption of all debts and liabilities) from such Sale of the Company had been distributed by the Company in accordance with the order of priority as set forth in the Company’s Certificate of Incorporation (and, if less than all of the Company’s Capital Stock is included in such transaction, then the allocation of such aggregate net consideration shall be determined as if the stock included in such transaction was all of the Company’s Capital Stock then outstanding, and for purposes of this Section 5(c), the terms of the Company’s Certificate of Incorporation shall be interpreted consistent with this assumption). The allocable share of each holder of the Company’s Capital Stock of any Company Loss shall be an amount equal to the amount by which such holder’s Sale Proceeds Amount would have been reduced had the aggregate consideration from such Sale of the Company been distributed by the Company in accordance with the immediately foregoing sentence after deducting from such aggregate consideration the aggregate amount of such Company Loss. The Company shall pay all transaction costs associated with any Sale of the Company to the extent such costs are incurred for the benefit of all holders of Capital Stock. To the extent such costs are not incurred by the Company prior to the distribution to the holders of Capital Stock of proceeds from any Sale of the Company or by the acquiring company, such costs shall be borne by each holder of Capital Stock according to such holder’s pro rata share (based upon the total consideration received for the Company’s Capital Stock in the Sale of the Company) of the costs of any Sale of the Company. Expenses incurred by any holder of Capital Stock on its own behalf (and not simultaneously for the benefit of all other holders of Capital Stock) shall not be considered expenses of the transaction and shall be the sole responsibility of such holder. Each holder of Capital Stock shall take all necessary or desirable actions in connection with the distribution of the aggregate consideration from such Sale of the Company, merger or Transfer as reasonably requested in good faith by the Initiating Party.

(d)     Purchaser Representative. If the Company or the holders of Stockholder Shares enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including, without limitation, a merger, consolidation or other reorganization), the holders of Stockholder Shares shall at the request of the Company, appoint a “purchaser representative” (as such term is defined in Rule 501 (or any similar rule then in effect) promulgated by the Securities Exchange Commission) reasonably acceptable to the Company. If any holder of Stockholder Shares appoints a purchaser representative designated by the Company, the Company shall pay the fees of such purchaser representative. However, if any holder of Stockholder Shares declines to appoint the purchaser representative designated by the Company, such holder shall appoint another purchaser representative (reasonably acceptable to the Company), and such holder shall be responsible for the fees of the purchaser representative so appointed.

(e)     Termination. The provisions of this Section 5 shall terminate upon the consummation of an IPO.

Section 6.     Issuance of New Securities.

(a)     Offer to Material Holders. If at any time prior to the consummation of an IPO or a Sale of the Company the Company or any of its subsidiaries authorizes the issuance or sale of any New Securities to any Person, the Company shall, and shall cause its subsidiaries to, first offer to sell to each Material Holder such Material Holder’s pro rata portion of such New Securities equal to the quotient determined by dividing (1) the number of shares of Common Stock held by such Material Holder at such time, by (2) the sum of the number of shares of Common Stock then held by all Material Holders at such time; provided, that if the Major Sponsors elect not to participate in such an issuance or otherwise elect to waive the application of their rights pursuant to this Section 6(a), then the provisions of this Section 6 shall not apply with respect to the applicable issuance of New Securities. Each Material Holder shall be entitled to purchase all or any portion of such Material Holder’s pro rata portion of such New Securities on the most favorable terms and conditions as such New Securities are to be offered to other Persons; provided that if other Persons acquiring the New Securities are also required to purchase other securities of the Company, the Material Holders exercising their rights pursuant to this Section 6 shall also be required to purchase the same strip of securities (on the same terms and conditions) that such other Persons are required to purchase. The purchase price payable for the New Securities offered to the Material Holders hereunder shall be payable in cash by wire transfer of immediately available funds to an account designated by the Company.

(b)     Issuance Notice. At least 30 Business Days prior to any issuance by the Company of any New Securities to any Person, the Company shall give written notice (the “Issuance Notice”) to each Material Holder specifying in reasonable detail the total amount of New Securities to be issued, the purchase price thereof, the other material terms and conditions of the issuance and such Material Holder’s pro rata portion of the New Securities. In order to exercise such Material Holder’s purchase rights hereunder, each Material Holder must, within 20 Business Days after the Issuance Notice has been given, give written notice to the Company describing such holder’s election to purchase all or any portion of the amount of New Securities available for purchase by such Material Holder as calculated in accordance with Section 6(a). If all of the New Securities offered to the Material Holders are not fully subscribed for by each Material Holder, the remaining New Securities shall be reoffered by the Company to the Material Holders purchasing their full portion upon the terms set forth in this Section 6(b) (including, for the avoidance of doubt, each Material Holder to which the original issuance or sale of New Securities gives rise to the right under this Section 6) one additional time and each participating Material Holder shall be permitted to commit to acquiring all of the New Securities being reoffered pursuant to this Section 6(b) (and any over commitment shall be cut back pro rata on the basis of each such participating Material Holder’s relative pro rata portion of the New Securities, as calculated in accordance with Section 6(a)), except that such Material Holders must exercise their purchase rights within five Business Days after notice of such reoffer has been given by the Company to such Material Holder.

(c)     Issuance Closing. Within 30 Business Days after the Issuance Notice has been given, the Company shall sell, and each Material Holder electing to participate in such issuance shall purchase, the amount of New Securities determined pursuant to this Section 6 at a mutually agreeable time (the “Issuance Closing”). At the Issuance Closing, the Company shall deliver to each such participating Material Holder the certificates or other instruments representing the issued securities (if certificated), free and clear of all liens and encumbrances, and each such participating Material Holder shall deliver the purchase price for the New Securities to the Company and shall make customary investment representations to the Company. Each Material Holder participating in an issuance of New Securities pursuant to Section 6(a) shall take or cause to be taken all such reasonable actions as may be necessary or reasonably desirable in order expeditiously to consummate such issuance pursuant to this Section 6, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; filing applications, reports, returns, filings and other documents or instruments with governmental authorities; and otherwise cooperating with the Company and the other Material Holders participating in such issuance.

(d)     Sales to Other Persons. To the extent that the Material Holders have not elected to purchase all of the New Securities being offered, the Company may, within 120 days after the Issuance Notice was given, sell such New Securities to one or more third parties at a price no less than the price per share, and on other terms and conditions no more favorable to such third party purchaser(s) than the terms and conditions, offered to the Material Holders in the Issuance Notice. Any New Securities not sold within such 120-day period shall be reoffered to the Material Holders under this Section 6 prior to any subsequent sale.

(e)     Post Issuance Notice. Notwithstanding the requirements of Section 6(a) and Section 6(b) above, the Company or its subsidiary (as applicable) may proceed with an issuance of New Securities prior to having complied with the provisions of such sections; provided, that the Company or such subsidiary shall: (i) provide to each Material Holder who would have received notice of such issuance of New Securities (x) reasonably prompt notice of such issuance and (y) the Issuance Notice described in Section 6(b) in which the actual price paid for such New Securities shall be set forth; (ii) offer to issue (or to provide for the sale by the Person to which the Company has initially authorized an issuance of New Securities implicating Section 6(a)) to such Material Holders such number of New Securities of the type issued in the issuance as may be requested by such Material Holders that such Material Holders would have been entitled to purchase pursuant to Section 6(a) on the same economic terms and conditions with respect to such New Securities as the subscribers or purchasers in the issuance received; and (iii) keep such offer open for a period of 30 Business Days, during which period, each such Material Holder may accept such offer by sending written notice to the Company describing such Material Holder’s election to purchase all or any portion of the amount of New Securities available for purchase by such Material Holder as calculated in accordance with Section 6(a). If all of the New Securities offered to the Material Holders pursuant to this Section 6(e) are not fully subscribed for by each Material Holder, the remaining New Securities shall be reoffered by the Company to the Material Holders purchasing their full portion upon the terms set forth in this Section 6(e) one additional time and each participating Material Holder shall be permitted to commit to acquiring all of the New Securities being reoffered pursuant to this Section 6(e) (and any over commitment shall be cut back pro rata on the basis of each such participating Material Holder’s relative pro rata portion of the New Securities, as calculated in accordance with Section 6(a)), except that such Material Holders must exercise their purchase rights within 5 Business Days after notice of such reoffer has been given by the Company to such Material Holder.

(f)     Termination. The provisions of this Section 6 shall terminate upon the earlier to occur of the closing of an IPO and the consummation of a Sale of the Company or a Liquidity Sale.

Section 7.     Special Liquidity Rights.

(a)     Liquidity IPO. From and after the 4th anniversary of the Effective Date, if an IPO has not been consummated as of such date, each Principal Sponsor shall have the right to require that the Company consummate a Liquidity IPO by delivering written notice to the Company and to the other Principal Sponsor (a “Liquidity IPO Request”) that it is exercising its rights set forth in this Section 7(a). Following receipt of a Liquidity IPO Request, the Company shall take, and shall cause its subsidiaries to take, all necessary or desirable actions within its control reasonably requested in good faith by the electing Principal Sponsor to pursue (and each Sponsor shall use its reasonable best efforts to cause the consummation of, including, to the extent applicable, voting for and using its reasonable best efforts to cause its directors to vote for) such Liquidity IPO and use its reasonable best efforts to consummate, as promptly as practicable, such Liquidity IPO pursuant to which, to the extent requested by the electing Principal Sponsor in the Liquidity IPO Request, the Sponsors will be permitted to sell their shares of Company Capital Stock in such offering in accordance with the terms of the Registration Rights Agreement. If, after 12 months of using such reasonable best efforts, the Board determines in good faith, based on advice from the managing underwriter of the Liquidity IPO that the minimum Liquidity IPO threshold would not reasonably be expected to be obtained, then the Board can terminate such Liquidity IPO upon written notice of such determination to the Sponsors and the Company may immediately abandon its efforts to consummate such Liquidity IPO and the Company shall no longer be obligated to consummate a Liquidity IPO until a Principal Sponsor subsequently delivers a new Liquidity IPO Request. Any Principal Sponsor that has previously made a Liquidity IPO Request and which such Liquidity IPO was abandoned shall, after a period of 6 months from the date of such abandonment, again have the right to deliver another Liquidity IPO Request and initiate another Liquidity IPO process.

(b)     Liquidity Sales.

(i)     From the 4th anniversary of the Effective Date until the 5th anniversary of the Effective Date, if an IPO has not been consummated as of such date, each Principal Sponsor shall have the right to require the consummation of a 3.0x Liquidity Sale by delivering written notice to the Company and the other Principal Sponsor, if any (a “3.0x Liquidity Sale Request”) that it is exercising its rights set forth in this Section 7(b). Following receipt of a 3.0x Liquidity Sale Request, the Company shall use its reasonable best efforts to consummate (and each Sponsor shall use its reasonable best efforts to cause the consummation of, including, to the extent applicable, voting for and using its reasonable best efforts to cause its directors to vote for) a 3.0x Liquidity Sale. If, after 6 months of using such reasonable best efforts, the Board determines that such 3.0x Liquidity Sale is not achievable, then the Board may provide written notice of such determination to the electing Principal Sponsor and, if the electing Principal Sponsor consents in writing, the Company may abandon its efforts to consummate a 3.0x Liquidity Sale and shall no longer be obligated to consummate a 3.0x Liquidity Sale until a Principal Sponsor subsequently delivers another 3.0x Liquidity Sale Request. If a Principal Sponsor who delivers a 3.0x Liquidity Sale Request subsequently consents to the Company abandoning its efforts to consummate the 3.0x Liquidity Sale relating to such 3.0x Liquidity Sale Request, such Principal Sponsor shall, after a period of 6 months from the date of such abandonment, again have the right to deliver another 3.0x Liquidity Sale Request and initiate another 3.0x Liquidity Sale process and under no circumstances shall such 3.0x Liquidity Sale Request and the abandonment of the process prevent such Principal Sponsor from making a 2.5x Liquidity Sale Request pursuant to Section 7(b)(ii).

(ii)     From and after the 5th anniversary of the Effective Date, if an IPO has not been consummated as of such date, each Principal Sponsor shall have the right to require the consummation of a 2.5x Liquidity Sale by delivering written notice to the Company and the other Principal Sponsor, if any (a “2.5x Liquidity Sale Request”) that it is exercising its rights set forth in this Section 7(b). Following receipt of a 2.5x Liquidity Sale Request, the Company shall use its reasonable best efforts to consummate (and each Sponsor shall use its reasonable best efforts to cause the consummation of, including, to the extent applicable, voting for and using its reasonable best efforts to cause its directors to vote for) a 2.5x Liquidity Sale. If, after 6 months of using such reasonable best efforts, the Board determines that such 2.5x Liquidity Sale is not achievable, then the Board may provide written notice of such determination to the electing Principal Sponsor and, if the electing Principal Sponsor consents in writing, the Company may abandon its efforts to consummate a 2.5x Liquidity Sale and shall no longer be obligated to consummate a 2.5x Liquidity Sale until a Principal Sponsor subsequently delivers another 2.5x Liquidity Sale Request. If a Principal Sponsor who delivers a 2.5x Liquidity Sale Request subsequently consents to the Company abandoning its efforts to consummate the 2.5x Liquidity Sale relating to such 2.5x Liquidity Sale Request, such Principal Sponsor shall, after a period of 6 months from the date of such abandonment, again have the right to deliver another 2.5x Liquidity Sale Request and initiate another 2.5x Liquidity Sale process.

(iii)     The rights and obligations of the Stockholders with respect to an Approved Sale pursuant to Section 5 shall apply to a Liquidity Sale, mutatis mutandis.

Section 8.     Recapitalization Transaction. At any time prior to the consummation of an IPO, if the Company, acting solely at the direction of the Major Sponsors, determines to effectuate a transaction in which one or more classes or series of shares or other equity interests issued by the Company or any of its direct or indirect subsidiaries are, in whole or in part, on a pro rata basis among all holders of such securities, converted into, or exchanged for, shares or other equity interests issued by the Company or any of its direct or indirect subsidiaries, any newly formed parent of the Company and/or any Affiliated person of the Company (a “Recapitalization Transaction”), each Stockholder will exchange or convert the same proportion of such shares or other equity interests of the Company held by such Stockholder as the proportion of the Major Sponsors’ shares or other equity interests of the Company that are being exchanged or converted, on the same terms and conditions, with respect to each share or equity interest being exchanged or converted, as the other holders of such share or equity interest, and each Stockholder shall receive the same securities and other consideration in respect of each such share or other equity interest exchanged or converted except for differences, if any, arising from the respective rights of the underlying converted or exchanged shares or equity interests and/or the respective rights of each of the Sponsors and/or any other Stockholders set forth herein; provided, that the securities issued in connection with any Recapitalization Transaction shall reflect and be substantially consistent with the relative rights, preferences and obligations of the Stockholder Shares set forth in the Company’s Certificate of Incorporation as in effect immediately prior to the Recapitalization Transaction; provided further, that such Recapitalization Transaction shall not result in taxable income or gain to any of the Sponsors or their direct or indirect owners (other than to the extent of any cash received in such Recapitalization Transaction).

Section 9.     [Intentionally omitted.]

Section 10.     Registration Rights. Concurrently with the execution of this Agreement, each Stockholder has entered into the registration rights agreement in the form attached hereto as Exhibit B (the “Registration Rights Agreement”).

Section 11.     Legend. Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF MARCH 29, 2017, AMONG THE

ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Upon the Transfer of any Stockholder Shares, the restrictive legend set forth above shall be removed from the certificate representing such shares if such shares cease to be Stockholder Shares as provided in the definition of such term in Section 1.

Section 12.     Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Stockholder Shares in violation of any provision of this Agreement shall be null and void ab initio, and the Company shall not record such Transfer on its books or treat any purported transferee of such Stockholder Shares as the owner of such shares for any purpose.

Section 13.     Additional Parties; Joinder. As a condition to any Transfer of Stockholder Shares and substantially concurrently with the issuance to any Person of any Company Capital Stock, the Company shall require such Person, if not already a party to this Agreement, to become a party to this Agreement and to succeed to and become bound by all of the rights and obligations of a “Stockholder” and a “holder of Stockholder Shares” under this Agreement by executing a joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a “Joinder”). The Company Capital Stock acquired by such Person (the “Acquired Shares”) shall be included as Stockholder Shares hereunder, such Person shall be a “Sponsor”, an “Executive” or an “Other Investor”, as designated on such Joinder, and a “holder of Stockholder Shares” under this Agreement with respect to the Acquired Shares, and the Company shall add such Person’s name and address to the appropriate schedule hereto.

Section 14.     Initial Public Offerings.

(a)     General. In the event that the Major Sponsors (or, in the case of a Liquidity IPO, the electing Principal Sponsor) approve an IPO in accordance with this Agreement and the Registration Rights Agreement, all holders of Stockholder Shares and the Company shall take, and the Company shall cause its subsidiaries to take, all necessary or desirable actions reasonably requested in good faith by the Major Sponsors (or, in the case of a Liquidity IPO, the electing Principal Sponsor) in connection with the consummation of the IPO, and each holder of Stockholder Shares shall vote for (to the extent entitled to vote), at a stockholders meeting or by written consent, and shall consent to, and raise no objections against, the IPO and the process by which such IPO is arranged. In the event that such IPO is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the capital structure of the Company would adversely affect the marketability of the offering, each holder of Stockholder Shares shall consent to and vote for a recapitalization, reorganization and/or exchange of Company Capital Stock into securities of the Company or a successor entity that the managing underwriters, the Board and the Major Sponsors (or, in the case of a Liquidity IPO, the electing Principal Sponsor) deem acceptable and shall take all necessary or desirable actions reasonably requested in good faith by the Major Sponsors (or, in the case of a Liquidity IPO, the electing Principal Sponsor) in connection with the consummation of the recapitalization, reorganization and/or exchange; provided that the securities issued in connection therewith shall reflect and be substantially consistent with the relative rights, preferences and obligations of the Stockholder Shares set forth in the Company’s Certificate of Incorporation as in effect immediately prior to the IPO; provided further, that such IPO shall not result in taxable income or gain to any of the Sponsors or their direct or indirect owners (other than to the extent of any cash received in such IPO).

(b)     Coordination Committee. The Requisite Sponsors will form a coordination committee (the “Coordination Committee”) in connection with the closing of the IPO and will thereafter maintain such committee until the end of the Coordination Period. Unless otherwise agreed in writing by the Requisite Sponsors, the Coordination Committee shall be composed of the same members of the Company’s Board at the time of the closing of the IPO, excluding the CEO Director, Executive Chairman Director, Bain Independent Director, Whitney Independent Director and the Independent Director. The Coordination Committee shall determine, from time to time, the procedures which govern the conduct of the Coordination Committee, in accordance with the same procedures that govern the conduct of the Board existing at the time of the closing of the IPO. In connection with the IPO and during the Coordination Period, no Stockholder shall directly or indirectly Transfer any Shares to any Person (other than a Permitted Transferee), without the prior approval of the Coordination Committee. No Requisite Sponsor shall agree to or be granted any waiver or release from the Transfer restriction in the foregoing sentence (whether imposed by underwriters, the Coordination Committee or otherwise) unless such waiver or release is provided to the other Requisite Sponsors in the same form and proportion.

(c)     Board Composition. From and after the consummation of an IPO, the Requisite Sponsors will negotiate in good faith mutually agreeable alterations to the governance structure set forth in Section 2 in light of the Company’s public status. In the event that the Requisite Sponsors, each acting in good faith, cannot agree on such governance structure, (i) each Requisite Sponsor will be entitled to nominate a percentage of the total members of the Board that is equal to the percentage of the total voting power of the Company beneficially owned by such Requisite Sponsor, rounded up to the next highest whole number of directors (provided that, to the extent such calculation would result in a ratio of each Requisite Sponsor’s nominated Board members to each other Requisite Sponsor’s nominated Board members that is different than such ratio as would have been determined pursuant to the terms of Section 2 then the relative number of such Board members shall be equitably adjusted to maintain such ratio); provided, that each Requisite Sponsor shall be entitled to nominate at least one member of the Board only for so long as it is a Material Holder and (ii) each of the Stockholders agrees to vote all of its shares of voting Company Capital Stock in favor of the foregoing nominees and the Company shall take, and shall cause its subsidiaries to take, all necessary or desirable actions within its control reasonably requested in good faith by the Requisite Sponsors to effect such Board composition, in each case, except to the extent that the relevant Requisite Sponsor with the right to nominate such designee notifies the Company that it has elected not to exercise its rights with respect to voting support of its director nominees.

Section 15.     Certain Information Rights. The Company shall keep, or cause to be kept, appropriate books and records with respect to the Company’s business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to this Section 15. Each Material Holder shall be entitled to receive from the Company the following information relating to the Company: (i) the audited annual financial statements of the Company and its subsidiaries, which shall be delivered promptly following the delivery of such statements in their final forms to the Company, (ii) the unaudited quarterly financial statements of the Company and its subsidiaries, which shall be delivered promptly following the Company finalizing such statements and (iii) an annual list of the holders of Stockholder Shares and the ownership percentages of such Stockholders. Furthermore, upon request, each Sponsor who remains a holder of Stockholder Shares shall be entitled to receive the audited annual financial statements of the Company and its subsidiaries from the Company. In addition, following an IPO, the Company shall, upon the request of any Sponsor who remains a holder of Stockholder Shares, provide the requesting Sponsor with a letter agreement granting such Sponsor consultation and information rights reasonably necessary to constitute “management rights” sufficient to make such Sponsor’s investment in the Company a “venture capital investment” within the meaning of the “plan asset regulation” found at 29 C.F.R. 2510.3-101. Notwithstanding the other provisions of this Agreement or anything to the contrary contained in the Certificate of Incorporation, the Company’s bylaws or pursuant to applicable law, except with respect to the information rights specifically granted to the Material Holders pursuant to this Section 15, no Stockholder shall have any information or inspection rights regarding the Company or any of its subsidiaries under the Certificate of Incorporation, the Company’s bylaws or applicable law (including, without limitation, pursuant to Section 220 of the General Corporation Law of the State of Delaware, which shall not apply to the Company with respect to any Stockholder), and each Stockholder hereby knowingly and irrevocably waives any claims to any such rights beyond those expressly set forth in this Section 15.

Section 16.     Confidentiality.

(a)     Each Sponsor Director is hereby authorized by the Company to share information regarding the Company and its subsidiaries obtained in connection with such individual’s service as a Sponsor Director with the agents, advisors, representatives and investment professionals employed or engaged by the Sponsor designating such Sponsor Director (or by any of such Sponsor’s Affiliates). The designating Sponsor shall be responsible for maintaining the confidentiality of such information given to such agents, advisors, representatives and investment professionals. Each Sponsor is hereby authorized by the Company to provide summary financial information regarding the Company and its subsidiaries as part of such Sponsor’s (or its Affiliates’) normal reporting, rating or review procedure (including normal credit rating and pricing process), or in connection with such Sponsor’s (or its Affiliates’) normal fund raising, marketing, informational or reporting activities. In addition, no Sponsor Director shall be required to disclose to the Board or the Company any confidential information regarding the Sponsor Director’s designating Sponsor or its Affiliates.

(b)     Without limiting the Sponsor Directors’ rights under Section 16(a), each Stockholder agrees that it will keep confidential and will not disclose, divulge or use for any purpose, other than to monitor its investment in the Company or in the good faith performance of such Stockholder’s duties to the Company, any Confidential Information; provided, however, that a Stockholder may disclose Confidential Information: (A) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (B) to any Affiliate, partner or member of such Stockholder in the ordinary course of business; (C) upon the written consent of the Board; or (D) as may otherwise be required by law; provided, that such party takes reasonable steps to minimize the extent of any such required disclosure; provided, further, that the acts and omissions of any Person to whom such Stockholder may disclose Confidential Information pursuant to clauses (A) and (B) of the preceding proviso shall be attributable to such Stockholder for purposes of determining such party’s compliance with this Section 16.

(c)     Notwithstanding the foregoing, the Company and each Stockholder acknowledges that, (x) in the ordinary course of business of each member of the Sponsor Group, the members of the Sponsor Group evaluate, pursue, acquire, sell, manage, advise and serve on the boards of other Persons, (y) the review of the Confidential Information by each of the Sponsors and the members of the Sponsor Group may inevitably enhance such Persons’ or their respective Affiliates’ knowledge and understanding of the industries in which the Company and its subsidiaries operate in a way that cannot be separated from such Persons’ or their respective Affiliates’ other knowledge, and the Company and each Stockholder agrees that this Section 16 shall not restrict such Persons’ or their respective Affiliates’ use of such general industry knowledge and understanding, including in connection with investments in other companies (including in the same or similar industries) and (z) none of the Sponsors or any member of the Sponsor Group shall be deemed to have used any Confidential Information in contravention of this Section 16 solely because of the fact of its evaluation, pursuit, acquisition, sale or management of, provision of advice to, or service on the board of any such other investment. In addition, no Sponsor Director shall be required to disclose to the Board or the Company any confidential information regarding the Sponsor Director’s designating Sponsor or its Affiliates.

Section 17.     Corporate Opportunity Waiver. Each Stockholder acknowledges and agrees that: (a) the Sponsors and their respective Affiliates, investment funds and vehicles, equityholders, directors, officers, controlling persons, partners, managers, members and employees (collectively, the “Sponsor Group”) (i) have investments or other business relationships with entities engaged in other businesses (including those which may compete with the business of the Company and its subsidiaries or areas in which the Company and its subsidiaries may in the future engage in businesses) and in related businesses other than through the Company and its subsidiaries (each, a “Sponsor Business”), (ii) may develop a strategic relationship with businesses that are or may be competitive with the Company and its subsidiaries and (iii) will not be prohibited by virtue of its investment in the Company and its subsidiaries, or its service on the Board or any board of directors, board of managers or similar governing body of any subsidiary of the Company, or right to appoint any person to serve on the Board or any other such board or similar governing body, from pursuing and engaging in any such activities; (b) neither the Company or its subsidiaries nor any other Stockholder shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom; and (c) no member of the Sponsor Group shall have any duty (fiduciary, contractual or otherwise) or otherwise be obligated to present any particular investment or business opportunity to the Company or its subsidiaries even if such opportunity is of a character which, if presented to the Company or its subsidiaries, could be undertaken by the Company or its subsidiaries, and each member of the Sponsor Group shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons; provided, that none of the foregoing clauses (a) through (c) shall apply to any Person who is a full-time employee of the Company or any of its Subsidiaries or otherwise limit or amend any obligations under any agreement to which a Stockholder or any of its Affiliates is a party. Each of the Company, on behalf of itself and its subsidiaries, and each Stockholder hereby waives, to the fullest extent permitted by applicable law, any claims and rights that such person may otherwise have in connection with the matters described in this Section 17.

Section 18.     General Provisions.

(a)     Merger Agreement. Notwithstanding anything to the contrary herein or in the Certificate of Incorporation, the other organizational documents of the Company and its Subsidiaries or otherwise, all actions, decisions, waivers, consents and determinations of the Company and/or BCPE Eagle Buyer LLC under or in connection with the Merger Agreement shall be taken at the sole direction of the Bain Sponsors and shall require only the consent of the Bain Sponsors.

(b)     Amendments and Waivers; Termination. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of each Sponsor holding at least 1% of the outstanding shares of voting Company Capital Stock on a fully-diluted basis; provided that no such amendment, modification or waiver that by its terms would materially and adversely affect a holder or group of holders of Stockholder Shares in a manner materially different than any other holder or group of holders of Stockholder Shares shall be effective against such holder or group of holders of Stockholder Shares without the consent of the holders of a majority of the Stockholder Shares that are held by the group of holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement. Notwithstanding anything to the contrary herein, (i) no amendment to this Agreement in connection with an additional investment or a new investor shall be deemed to adversely affect any class of Company Capital Stock merely because of the addition of such new investor or amendments to account for the addition of such new investor or the terms of such investment, and, for the avoidance of doubt, differences resulting from Stockholders holding different amounts or classes of Company Capital Stock will not be deemed materially different for any purposes under this Agreement and (ii) this Agreement shall terminate upon a Sale of the Company, subject to compliance with the terms of this Agreement in connection with such Sale of the Company.

(c)     Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement by specific performance, injunctive relief and other equitable remedies (without posting a bond or other security or proving insufficiency of damages), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties agree and acknowledge that (i) the Company and the Stockholder Shares are unique, (ii) a breach of this Agreement would cause substantial and irreparable harm to the Company and the non-breaching parties, (iii) money damages would not be an adequate remedy for any such breach and (iv) in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance, other injunctive relief and other equitable remedies from any court of law or equity of competent jurisdiction (without posting any bond or other security or proving insufficiency of damages) in order to enforce or prevent any violation of the provisions of this Agreement.

(d)     Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(e)     Entire Agreement. Except as otherwise provided herein and in the Certificate of Incorporation, the Company’s bylaws, the Registration Rights Agreement, this Agreement (including all schedules, exhibits and annexes hereto) contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(f)     Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the holders of Stockholder Shares and their respective successors and permitted assigns (whether so expressed or not), so long as such Persons hold Stockholder Shares. Neither the Company nor any Stockholder may assign this Agreement, any interest herein or any right or obligation hereunder without the prior written consent of each of the Sponsors, except in a Transfer pursuant to Section 4(a)(iii). Except as otherwise set forth herein, the provisions of this Agreement which are for the benefit of purchasers or holders of Stockholder Shares are also for the benefit of, and enforceable by, any subsequent holder of Stockholder Shares.

(g)     Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent to the recipient by confirmed electronic mail or facsimile if sent during normal business hours of the recipient on a Business Day, but if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) 3 Business Days after it is deposited in the U.S. Mail, postage pre-paid, addressed to the recipient, first-class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Stockholder Shares or to any other party subject to this Agreement at such address as indicated on the applicable schedule hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving written notice of the change to the sending party as provided herein.

To the Company:

Six Concourse Parkway

Suite 1100

Atlanta, GA 30328

Attention:     Chief Executive Officer

Facsimile No.: (770) 248-8192

with copies (which shall not constitute notice) to the Whitney Sponsors and the Bain Sponsors.

To any Whitney Sponsor:

c/o J.H. Whitney Capital Partners, LLC

130 Main Street

New Canaan, CT 06840

Attention:     Steven Rodgers

Facsimile No.: (203) 716-6217

Email: srodgers@whitney.com and dzatlukal@whitney.com

with a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036-6797

Attention:     Markus Bolsinger

Facsimile No.: (212) 698-3599

Email: markus.bolsinger@dechert.com

To any Bain Sponsor:

c/o Bain Capital Private Equity, LP

200 Clarendon Street

Boston, MA 02116

Attention:     Christopher Gordon, Devin O’Reilly, Peter Spring and David Hutchins

Facsimile No.: (617) 516-2010

Email: cgordon@baincapital.com, DOReilly@baincapital.com, pspring@baincapital.com and dhutchins@baincapital.com with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Attention:     Jon A. Ballis, P.C. and Matthew H. O’Brien, P.C. Facsimile No.: (312) 862-2200

Email: jballis@kirkland.com and obrienm@kirkland.com

To any other Stockholder:

To the address set forth on the applicable schedule hereto or, if no address is set forth thereon, to the address on file with the Company for such Stockholder,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party in accordance herewith.

(h)     Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday. If any time period for giving notice or taking action hereunder begins after 5:00 p.m. (New York City time), such time period shall automatically be deemed to begin on the Business Day immediately following such day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including,” the words “to” and “until” mean “to but excluding” and the word “through” means “to and including.”

(i)     Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(j)     MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(k)     CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF (AND ONLY IF) THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT OR DOES NOT HAVE JURISDICTION OVER A PARTICULAR MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE) OVER ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS WITH RESPECT TO ANY SUCH SUIT, ACTION OR OTHER PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH COURTS. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF

ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH IN SECTION 18(f) OR ON THE SCHEDULES HERETO SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, IF (AND ONLY IF) THE COURT OF CHANCERY OF THE STATE OF DELAWARE DECLINES TO ACCEPT OR DOES NOT HAVE JURISDICTION OVER A PARTICULAR MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE OR ANY FEDERAL COURT SITTING IN THE STATE OF DELAWARE) AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION, OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(l)     Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m)     No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)     Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o)     Electronic Delivery. This Agreement, the agreements referred to herein and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)     Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each holder of Stockholder Shares shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q)     No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to Company Capital Stock which violates the rights granted to, or is inconsistent with the rights or obligations of, the holders of Stockholder Shares in this Agreement.

(r)     No Third Party Beneficiaries. This Agreement shall be binding on each party hereto solely for the benefit of each other party hereto and nothing set forth in this Agreement, express or implied, shall be construed to confer, directly or indirectly, upon or give to any Person other than the parties hereto from time to time any benefits, rights or remedies under or by reason of, or any rights to enforce or cause the parties hereto to enforce, any provisions of this Agreement; provided, however, that (i) the directors and Sponsor Directors are express intended third party beneficiaries of Section 2(d), (ii) the Sponsor Directors are express intended third party beneficiaries of Section 16(a) and (iii) the members of the Sponsor Group are express intended third party beneficiaries of Section 17.

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

BCPE EAGLE HOLDINGS INC.

By:	/s/ Rodney D. Windley
Name:	Rodney D. Windley
Title:	Executive Chairman

Signature Page to Stockholders Agreement

BAIN CAPITAL FUND XI, L.P.

By:	Bain Capital Partners XI, L.P.,
Its:	General Partner

By:	Bain Capital Investors, LLC,
Its:	General Partner

By:	/s/ Devin O’Reilly
Name:	Devin O’Reilly
Its:	Managing Director

Signature Page to Stockholders Agreement

BCIP ASSOCIATES IV (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

BCIP ASSOCIATES IV-B (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

BCIP T ASSOCIATES IV (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

BCIP T ASSOCIATES IV-B (US), L.P.

By:	Boylston Coinvestors, LLC
Its:	General Partner

By:	/s/ Christopher Gordon
Name:	Christopher Gordon
Title:	Authorized Signatory

Signature Page to Stockholders Agreement

RANDOLPH STREET INVESTMENT PARTNERS, L.P. - 2016 DIF

By:	Randolph Street Investment Management, LLC
Its:	General Partner

By:	/s/ Jack S. Levin
Name:	Jack S. Levin
Title:	General Partner’s Manager

Signature Page to Stockholders Agreement

SQUAM LAKE INVESTORS XI, L.P.

By:	BGPI, Inc.
Its:	General Partner

By:	/s/ Bill Doherty
Name:	Bill Doherty
Title:	Vice President

Signature Page to Stockholders Agreement

BAIN & COMPANY, INC.

By:	/s/ James P. Spoto
Name:	James P. Spoto
Title:	Director, Global Accounting

Signature Page to Stockholders Agreement

/s/ Wayne De Veydt
Wayne De Veydt

Signature Page to Stockholders Agreement

IN WITNESS WHEREOF, the parties have executed this Stockholders Agreement as of the date first written above.

PSA Healthcare Holding LLC

By:	/s/ Rodney D. Windley
Name:	Rodney D. Windley
Title:	Executive Chairman

Signature Page to Stockholders Agreement

PSA ILIAD HOLDINGS LLC

By:	/s/ Steven Rodgers
Name: Steven Rodgers
Title: President

JHW ILIAD HOLDINGS LLC

By:	/s/ Steven Rodgers
Name: Steven Rodgers
Title: President

J.H. WHITNEY VII, L.P.

By: J.H. Whitney Equity Partners VII, LLC Its General Partner

By:	/s/ Michael C. Salvator
	Name:	Michael C. Salvator
	Title:	Managing Member

EXHIBIT A

JOINDER TO STOCKHOLDERS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agreement of BCPE Eagle Holdings Inc. (the “Company”) dated March 16, 2017 (as the same may hereafter be amended, the “Stockholders Agreement”), among the Company and certain of the Company’s stockholders.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as a [Sponsor / Executive / Other Investor] owning [●] Stockholder Shares as of the Effective Date in the same manner as if the undersigned were an original signatory to the Stockholders Agreement, and the undersigned’s shares of [●] shall be included as Stockholder Shares under the Stockholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of [●].

[ENTITY NAME][if applicable]

By:
Name:
[Title:]	[if applicable]

JOINDER TO STOCKHOLDERS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agreement of Aveanna Healthcare Holdings Inc. (f/k/a BCPE Eagle Holdings Inc., the “Company”) dated March 16, 2017 (as the same may hereafter be amended, the “Stockholders Agreement”), among the Company and certain of the Company’s stockholders.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as a Whitney Sponsor owning 20,611.7600 Stockholder Shares as of the Effective Date in the same manner as if the undersigned were an original signatory to the Stockholders Agreement, and the undersigned’s 20,611.7600 shares of Class A Common Stock shall be included as Stockholder Shares under the Stockholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of July 1, 2018.

JHW ILIAD HOLDINGS II LLC

By:	/s/ David Zatlukal
Name:	David Zatlukal
Title:	President and Treasurer

[Joinder – Aveanna Healthcare Holdings (JHW Iliad Holdings II)]

JOINDER TO STOCKHOLDERS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agreement of Aveanna Healthcare Holdings Inc. (f/k/a BCPE Eagle Holdings Inc., the “Company”) dated March 16, 2017 (as the same may hereafter be amended, the “Stockholders; Agreement”), among the Company and certain of the Company’s stockholders.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as an Other Investor owning 2,000 Stockholder Shares as of the Effective Date in the same manner as if the undersigned were an original signatory to the Stockholders Agreement, and the undersigned’s 2,000 shares of Class A Common Stock shall be included as Stockholder Shares under the Stockholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of July 1, 2018

By:	/s/ Sheldon Retchin
Name:	Sheldon Retchin

[Joinder- Aveanna Healthcare Holdings (Retchin)]

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JOINDER TO STOCKHOLDERS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agreement of Aveanna Healthcare Holdings Inc. (f/k/a BCPE Eagle Holdings Inc., the “Company”) dated March 16, 2017 (as the same may hereafter be amended, the “Stockholders Agreement” ), among the Company and certain of the Company’s stockholders.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as an Other Investor owning l,000 Stockholder Shares as of the Effective Date in the same manner as if the undcrsigncd were an original signatory to the Stockholders Agreement, and the undersigned’s 1,000 shares of Class A Common Stock shall be included as Stockholder Shares under the Stockholders Agreement.

Accordingly ,the undersigned has executed and delivered this Joinder as of July 1, 2018

By:	/s/ Richard Zoretic
Name:	Richard Zoretic

[Joinder- Avcanna Healthcare Holdings (Zoretic)]

JOINDER TO STOCKHOLDERS AGREEMENT

The undersigned is executing and delivering this Joinder pursuant to the Stockholders Agrement of Aveanna Healthcare Holdings Inc. (f/k/a BCPE Eagle Holdings Inc., the “Company”) dated March 16, 2017 (as the same may hereafter be amended, the “Stockholders Agreement”), among the Company and certain of the Company’s stockholders.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders Agreement as an Other Investor owning 7,000 Stockholder Shares as of the Effective Date in the same manner as if the undersigned were an original signatory to the Stockholders Agreement, and the undersigned’s 7,000 shares of Class A Common Stock shall be included as Stockholder Shares under the Stockholders Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of July 1, 2018.

By:	/s/ Victor F. Ganzi
Name:	Victor Ganzi

[Joinder- Aveanna Healthcare Holdings (Ganzi)]

SCHEDULE OF SPONSORS

Name and Address	Class A Common Stock
Bain Capital Fund XI, L.P. c/o Bain Capital Partners, LLC 200 Clarendon Avenue Boston, MA 02116	3,259,642.5716

BCIP Associates IV (US), L.P. c/o Bain Capital Partners, LLC 200 Clarendon Avenue Boston, MA 02116	490,180.3636

BCIP Associates IV-B (US), L.P. c/o Bain Capital Partners, LLC 200 Clarendon Avenue Boston, MA 02116	38,580.0875

BCIP T Associates IV (US), L.P c/o Bain Capital Partners, LLC 200 Clarendon Avenue Boston, MA 02116	19,763.0500

BCIP T Associates IV-B (US), L.P. c/o Bain Capital Partners, LLC 200 Clarendon Avenue Boston, MA 02116	1,564.5800

Randolph Street Investment Partners, L.P.– 2016 DIF 300 N LaSalle Chicago, IL 60654	5,754.8801

Squam Lake Investors XI, L.P. c/o Bain & Company, Inc. 131 Dartmouth Street Boston, MA 02116	10,358.7843

Bain & Company, Inc. 131 Dartmouth Street Boston, MA 02116	1,150.9760

Wayne DeVeydt 9910 Cumberland Road Fishers, IN 46037	9,591.4669

PSA Healthcare Holding LLC c/o J.H. Whitney Capital Partners, LLC 130 Main Street New Canaan, CT 06840	999,405.8329

JHW Iliad Holdings LLC c/o J.H. Whitney Capital Partners, LLC 130 Main Street New Canaan, CT 06840	255,000.0000

PSA Iliad Holdings LLC c/o J.H. Whitney Capital Partners, LLC 130 Main Street New Canaan, CT 06840	68,446.1484

J.H. Whitney VII, L.P. c/o J.H. Whitney Capital Partners, LLC 130 Main Street New Canaan, CT 06840	1,483,275.7512

JHW Iliad Holdings II LLC c/o J.H. Whitney Capital Partners, LLC 130 Main Street New Canaan, CT 06840	20,611.7600

SCHEDULE OF EXECUTIVES

Name and Address	Number and Class of Stockholder Shares

SCHEDULE OF OTHER INVESTORS

Name and Address	Class A Common Stock
Sheldon Retchin 50 W. Broad Street Suite 2702 Columbus, Ohio 43215	1,000.0000

Richard Zoretic 505 Innsbruck Avenue Great Falls, Virgina 22066	2,000.0000

Victor Ganzi 106 Central Park South Apt. 27E New York, New York 10019	7,000.0000